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                           SECOND AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       of

                               ACC ACQUISITION LLC

                                     between

                          AT&T WIRELESS SERVICES JV CO.

                                       and

                                DOBSON JV COMPANY


                          Dated as of February 25, 2000



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

                           SECOND AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                  SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of February 25, 2000, by and between AT&T Wireless Services JV Co., a Delaware corporation ("AWS Sub") and a 100% Subsidiary of AWS Wireless Services, Inc., a Delaware corporation ("AWS"), and Dobson JV Company, an Oklahoma corporation ("DCC Sub") and a 100% Subsidiary of Dobson Communications Corporation, an Oklahoma corporation ("DCC").

                  WHEREAS, AWS Sub and DCC Sub are party to the Operating Agreement of ACC Acquisition LLC dated as of October 4, 1999, as amended and restated as of January 31, 2000 (the "Original Agreement"); and

                  WHEREAS, AWS Sub and DCC Sub desire to amend and restate the Original Agreement.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, it is hereby agreed, and the Original Agreement is hereby amended and restated, as follows:


                                    ARTICLE 1
                                   DEFINITIONS

                  Capitalized terms used in this Agreement without other definition shall, unless expressly stated otherwise, have the meanings specified in this Article 1.

                  "80% Subsidiary" of a Person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) means any Subsidiary that is controlled by such Person or group, and at least 80% of whose voting power and at least 80% of whose economic interests are owned directly by such Person or group or by an 80% Subsidiary of such Person or group.

                  "100% Subsidiary" of a Person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) means any Subsidiary that is controlled by such Person or group, and 100% of whose voting power and 100% of whose economic interests are owned directly by such Person or group or by a 100% Subsidiary of such Person or group.

                  "Act" means the Delaware Limited Liability Company Act, as amended from time to time.

                  "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                           (i) such Capital Account shall be deemed to be increased by any amounts which such Member is obligated to restore to the Company (pursuant to this Agreement or otherwise) or is deemed to be obligated to restore pursuant to the second to last sentence of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to allocations attributable to nonrecourse debt); and

                           (ii) such Capital Account shall be deemed to be decreased by the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

                  The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied consistently therewith.

                  "Adopted Service Features" means the Core Service Features and additional service features that are adopted by the Company in accordance with the terms of this Agreement.

                  "Affiliate" means, with respect to any Person, any other Person that, either directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

                  "Affiliate Group" means each of the AWS Affiliate Group and the DCC Affiliate Group.

                  "Agents" is defined in Section 8.9(a).

                  "Agreement" means this Amended and Restated Limited Liability Company Agreement, as amended, modified, supplemented or restated from time to time.

                  "Appraiser" is defined in Section 9.7.

                  "AT&T" means AT&T Corp.

                  "AT&T PCS" means AT&T Wireless PCS, LLC.

                  "AWS" is defined in the first paragraph hereof.

                  "AWS Affiliate Group" means (a) AWS Sub, so long as AWS Sub is an 80% Subsidiary of AWS, (b) AWS and any Subsidiary of AWS so long as such Subsidiary is an 80% Subsidiary of AWS and (c) AT&T and any Subsidiary of AT&T so long as such Subsidiary is an 80% Subsidiary of AT&T.

                  "AWS Member Group" means Members that are members of the AWS Affiliate Group and their Private Transferees.

                  "AWS Sub" is defined in the first paragraph hereof.

                  "Book Value" means, with respect to any asset of the Company, the asset's adjusted basis as of the relevant date for federal income tax purposes except as follows:

                  (i) the initial Book Value of any asset contributed by a Member to the Company shall be the Fair Market Value of such asset, as determined by the contributing Member and the Company with the concurrence of the Members other than the contributing Member;

                  (ii) the Book Values of all Company assets (including intangible assets such as goodwill) shall be adjusted to equal their respective Fair Market Values (as adjusted by Section 7701(g) of the
         Code) as of the following times:

                        (A) the acquisition of an additional Interest by any
                  new or existing Member in exchange for more than a de minimis capital contribution;

                        (B) the distribution by the Company to a Member of
                  more than a de minimis amount of money or other Company property as consideration for an interest in the Company; and

                        (C) the termination of the Company for federal income
                  tax purposes pursuant to Section 708(b) of the Code;

                  (iii) the Book Value of any Company asset distributed to any Member shall be the Fair Market Value of such asset (as adjusted by Section 7701(g) of the Code) on the date of distribution;

                  (iv) if the Book Value of an asset has been determined or adjusted pursuant to clause (i) or clause (ii) above, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses, and other items allocated pursuant to Article 4; and

                  (v) the Book Value of Company assets shall be increased or decreased, as appropriate, to reflect any adjustments to the adjusted tax bases of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and clause (v) of the definition of "Profits" and "Losses" set forth below; provided, however, that Book Values shall not be adjusted pursuant to this clause (v) to the extent that an adjustment pursuant to clause (ii) or (iii) hereof is required in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (v).

                  The foregoing definition of Book Value is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv) and shall be interpreted and applied consistently therewith.

                  "Business" means the business of (a) owning, constructing and operating systems to provide Company Communications Services, solely within the Territory, (b) providing to end-users and resellers Company Communications Services available on such systems, (c) providing in connection with such Company Communications Services, solely within the Territory, the Adopted Service Features and (subject to the immediately following sentence) Telecommunications Services incidental or ancillary to such Company Communications Services provided to end-users of such Company Communications Services (including, by way of example, bundling additional Telecommunications Services with Company Communications Services), and (d) marketing and offering the services and features described in clauses (b) and (c) within the Territory, including advertising such services and features using broadcast and other media, so long as such advertising extends beyond the Territory only when and to the extent necessary to reach customers and potential customers in the Territory. The activities described in clauses (a) and (b) shall be the indispensable requisite, and primary business, of the Company and, to the extent the Company provides Telecommunications Services incidental or ancillary thereto, the Company and its Subsidiaries shall be only the agent or reseller for the provider thereof and shall not own or lease the facilities used to provide such services, except that the Company may own or lease facilities that, in the aggregate, do not have a purchase price to the Company and its Subsidiaries in excess of $10 million, and the Company may be a facilities-based provider of services using such facilities.

                  "Buyers" is defined in Section 9.2(a).

                  "Buy-Sell Procedure" is defined in Section 9.9(a).

                  "Capital Account" is defined in Section 3.1(a).

                  "Cellular System" means a wireless communications system constructed and operated in a Metropolitan Statistical Area or Rural Statistical Area as defined by the FCC (or any territorial designations or subdivision thereof authorized by the FCC) exclusively using frequencies in the 800 MHz band allocated for the Cellular Radiotelephone Service under Part 22 of the FCC Rules, pursuant to a License therefor issued by the FCC.

                  "Change of Control of DCC" means:

                  (i) at any time as Voting Securities of DCC (excluding shares of Class B Common Stock owned beneficially by members of the Dobson Group) having at least a majority of the voting power of the Voting Securities of DCC then outstanding (on a fully diluted basis, treating Equity Interests of DCC issuable upon the conversion, exchange or exercise of convertible or exchangeable securities, or other rights to acquire Equity Interests, as issued and outstanding) are not listed for trading on a national securities exchange or quoted on the NASDAQ National Market System, any circumstance, event or transaction following which

                        (A) the members of the Dobson Group cease to be the
                  exclusive "beneficial owners" (as such term is used in Rules 13d-3, 13d-5 or 16a-1 under the Exchange Act), of at least a majority of the outstanding Equity Interests of DCC (on a fully diluted basis, treating Equity Interests of DCC issuable upon the conversion, exchange or exercise of convertible or exchangeable securities, or other rights to acquire Equity Interests, as issued and outstanding) or

                        (B) Everett R. Dobson or (in the event of the death
                  or Disability of Everett R. Dobson) the members of the Dobson Group cease to have, directly or indirectly, the exclusive right to vote Voting Securities of DCC having at least a majority of the voting power of the Voting Securities of DCC then outstanding;

                  (ii) so long as Voting Securities of DCC (excluding shares of Class B Common Stock owned beneficially by members of the Dobson Group) having at least a majority of the voting power of the Voting Securities of DCC then outstanding (on a fully diluted basis, treating Equity Interests of DCC issuable upon the conversion, exchange or exercise of convertible or exchangeable securities, or other rights to acquire Equity Interests, as issued and outstanding) are listed for trading on a national securities exchange or quoted on the NASDAQ National Market System, any circumstance, event or transaction following which

                        (A) the members of the Dobson Group cease to be the
                  exclusive "beneficial owners" (as such term is used in Rules 13d-3, 13d-5 or 16a-1 under the Exchange Act) of at least 35% of the outstanding Equity Interests of DCC (on a fully diluted basis, treating Equity Interests of DCC issuable upon the conversion, exchange or exercise of convertible or exchangeable securities, or other rights to acquire Equity Interests, as issued and outstanding) or

                        (B) Everett R. Dobson or (in the event of the death
                  or Disability of Everett R. Dobson) the members of the Dobson Group, cease to have, directly or indirectly, the exclusive right to vote Voting Securities of DCC having at least 35% of the voting power of the Voting Securities of DCC then outstanding, or

                        (C) another Person or group (as such term is used in
                  Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) is the

                  "beneficial owner" (as such term is used in Rules 13d-3, 13d-5 or 16a-1 under the Exchange Act) of at least 35% of the Voting Securities of DCC or 35% of the outstanding Equity Interests of DCC (on a fully diluted basis, treating Equity Interests of DCC issuable upon the conversion, exchange or exercise of convertible or exchangeable securities, or other rights to acquire Equity Interests, as issued and outstanding) or otherwise has the power, acting alone, to control DCC; or

                  (iii) the sale of all or substantially all of DCC's stock, business or assets (including through a merger or otherwise).

                  "Claim" is defined in Section 11.3(a).

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Company" means ACC Acquisition LLC.

                  "Company Communications Services" means Commercial Mobile Radio Services regulated under FCC Rules Subpart H of Part 22, Subpart E of
Part 24, and Part 20 in effect as of the Effective Date.

                  "Company Minimum Gain" means the aggregate of the amounts of gain, if any, determined for each nonrecourse liability of the Company, that would be realized by the Company for federal income tax purposes if it disposed of the Company property subject to such liability in a taxable transaction in full satisfaction thereof and for no other consideration. To the extent the foregoing is inconsistent with Treasury Regulation Section 1.704-2(d) or incomplete with respect to such regulation, Company Minimum Gain shall be computed in accordance with such regulation.

                  "Confidential Information" means all documents and information (including without limitation, commercial information and information with respect to customers and proprietary technologies or processes and the design and development of new products or services) concerning the Company, the Cellular Systems and PCS Systems in which the Company has an ownership interest, the Members or their Affiliates furnished to a Member or any of its Affiliates in connection with the transactions leading up to and contemplated by this Agreement and the other Related Agreements and the operation of the Company which is (i) not otherwise in the public domain, (ii) not otherwise in the rightful possession of such Member (or Affiliate) from third parties having no obligation of confidentiality to the other Member or the Company and (iii) not required to be disclosed by such Member, its Affiliates or Agents pursuant to federal, state or local law.

                  "control," "controlled" and "controlling" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Securities, by contract or otherwise.

                  "Core Service Features" means the service features set forth on Schedule I.

                  "Corporation" is defined in Section 8.10(a).

                  "DCC" is defined in the first paragraph hereof.

                  "DCC Affiliate Group" means (a) DCC Sub so long as it is an 80% Subsidiary of DCC and DCC is a member of the DCC Affiliate Group, (b) any Parent of DCC Sub so long as such Parent is an 80% Subsidiary of DCC and DCC is a member of the DCC Affiliate Group, (c) DCC so long as a Change of Control of DCC has not occurred, (d) any Parent of DCC so long as such Parent is an 80% Subsidiary of the Dobson Group and (e) the Dobson Group. Logix Communications is not a member of the DCC Affiliate Group.

                  "DCCLP" means Dobson CC Limited Partnership, an Oklahoma limited partnership.

                  "DCC Member Group" means Members that are members of the DCC Affiliate Group and their Private Transferees.

                  "DCC Sub" is defined in the first paragraph hereof.

                  "Depreciation" means, for each fiscal year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year, Depreciation shall be an amount which bears the same ratio to such Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such adjusted tax basis; provided that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such Book Value using any reasonable method selected by the Management Committee, subject to any applicable legal regulations.

                  "Disability" means, with respect to Everett R. Dobson, that he is disabled in accordance with the provisions of the long-term disability insurance policies of DCC applicable to him or, in the absence of any such policies, that he is unable, for 180 consecutive days, or 270 total days, in any 360-day period, to exercise his material duties as Chief Executive Officer of DCC.

                  "Dispute" is defined in Section 8.11(a).

                  "Dispute Notice" is defined in Section 8.11(c).

                  "Disqualifying Transaction" means a merger, consolidation, asset acquisition or disposition, or other business combination involving AT&T (or its Affiliates) and another

Person, which other Person (together with its Affiliates but before giving effect to such merger, consolidation, asset acquisition or disposition or other business combination) (a) derives annual aggregate revenues in excess of $5 billion from the provision of Telecommunication Services (based on its most recently ended fiscal year for which such information is available), (b) derives less than one-third of its annual aggregate revenues from the provision of wireless Telecommunications Services (based on its most recently ended fiscal year for which such information is available), (c) owns Licenses issued by the FCC which authorize it to offer (and does offer) Mobile Wireless Services serving more than 25% of the Pops within the Territory, and (d) with respect to which AWS Sub has given written notice to the Company and the other Members specifying that such merger, consolidation, asset acquisition or disposition or other business combination shall be a Disqualifying Transaction for purposes of this Agreement and the transactions contemplated hereby.

                  "Distributable Cash" means, as of the end of any fiscal period, the amount of the cash and cash equivalents held by the Company and its Subsidiaries available for distribution to the Members, as determined by the Management Committee in accordance with sound business practice.

                  "Dobson Family" means, collectively, the Immediate Families of Russell L. Dobson, Everett R. Dobson, Stephen T. Dobson and Robin Dobson.

                  "Dobson Group" means, collectively, the Persons set forth on
Schedule II and members of the Dobson Family.

                  "Dobson IPO" means an initial public offering of common stock of DCC pursuant to an effective registration statement under the Securities Act, the aggregate gross proceeds from which public offering equals or exceeds $50.0 million.

                  "Economic Interest" means the percentage interest of a Member (or a permitted assignee of a Member pursuant to Article 9 which has not been admitted as a Member of the Company) in the aggregate distributions by the Company, and the aggregate allocations by the Company of Profits, Losses, income, gain, loss, deduction or credit or any similar item, and all other rights and interests of a Member of the Company that are not Voting Interests. The term "Economic Interest" specifically excludes a Voting Interest.

                  "Effective Date" means the Closing Date under the Agreement and Plan of Merger, dated as of October 5, 1999, among the Company, ACC Acquisition Co. and American Cellular Corporation.

                  "Equity Interests" means capital stock, partnership interests, limited liability company interests or other ownership or beneficial interests of any Person.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means, with respect to any asset, as of the date of determination, the cash price at which a willing seller would sell and a willing buyer would buy such asset in a transaction negotiated at arm's length, each being apprised of and considering all relevant facts, circumstances and factors, and neither acting under compulsion, with the parties being unaffiliated third parties acting without time constraints.

                  "FCC" means the Federal Communications Commission or any successor agency or entity performing substantially the same functions.

                  "FCC Rules" means the rules and regulations established by the FCC codified in Section 47 of the Code of Federal Regulations, as the same may be modified or amended from time to time hereafter.

                  "Final Order" means an action by the FCC or any state regulatory agency granting its approval for the transfer of control of the Company as to which (i) no request for stay by the FCC or state regulatory action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute, rule or regulation, such deadline has passed; (ii) no petition for rehearing or reconsideration or application for review of the action is pending before the FCC or any state regulatory agency, and the time for filing any such petitions or applications has passed;
(iii) neither the FCC nor any state regulatory agency has the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the action of the FCC or state regulatory agency is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute, rule or regulation, it has passed.

                  "GAAP" means generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants.

                  "Governmental Authority" means a national, state, provincial, county, city, local or other governmental or regulatory body or authority, whether domestic or foreign.

                  "Immediate Family" means, with respect to any Person, such Person's spouse, parents, spouse's parents, siblings, children, stepchildren, adopted children and grandchildren.

                  "Included Interests" is defined in Section 9.3(a).

                  "Indemnified Person" is defined in Section 11.1(b).

                  "Indirect Transfer" means, with respect to Interests in the Company owned by a Member that is a member of an Affiliate Group, a Transfer of Equity Interests in a Person that owns directly or indirectly Equity Interests in such Member.

                  "Initial Economic Interests" means the Economic Interests acquired by AWS Sub and DCC Sub on the Effective Date.

                  "Interest" means the Economic Interest and the Voting Interest of a Member, and includes the entire legal and equitable ownership interest of a Member in the Company.

                  "IPO" means the initial underwritten public offering of the Company's equity securities pursuant to an effective registration statement under the Securities Act.

                  "License" means, with respect to a PCS System or Cellular System, all permits, licenses, waivers, and authorizations (including, without limitation, licenses issued by the FCC) that are necessary to conduct the operations of such system in the manner in which such operations are currently contemplated, or may in the future be contemplated by the licensee to be conducted.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset.

                  "Liquidator" is defined in Section 10.3(b).

                  "Logix Communications" means Logix Communications Enterprises, Inc.

                  "Management Agreement" means the Management Agreement, dated as of the date hereof, between the Company and Dobson Cellular Systems, Inc., as the same may be amended in accordance herewith and therewith.

                  "Management Committee" is defined in Section 7.1.

                  "Member" means, initially, AWS Sub and DCC Sub as long as they have not ceased to be Members hereunder, and any Person who, at the time of the reference thereto, has been admitted to the Company as a Member in accordance with the terms of this Agreement and has not ceased to be a Member hereunder, in such Person's capacity as a member (within the meaning of the Act) of the Company.

                  "Member Group" means each of the AWS Member Group and the DCC Member Group.

                  "Member Minimum Gain" means an amount, with respect to each Member nonrecourse debt, equal to the Company Minimum Gain that would result if such Member nonrecourse debt were treated as a nonrecourse liability, determined in accordance with Treasury Regulation Section 1.704-2(i).

                  "Member Nonrecourse Debt" has the meaning ascribed to the term "partner nonrecourse debt" in Treasury Regulation Section 1.704-2(b)(4), and generally means any nonrecourse debt of the Company for which any Member bears the economic risk of loss (such as a nonrecourse loan to the Company by a Member or certain Affiliates of a Member).

                  "Member Nonrecourse Deduction" has the meaning ascribed to the term "partner nonrecourse deduction" in Treasury Regulation Section 1.704-2(i)(2). The amount of the Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Company fiscal year equals the net increase, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during that fiscal year, reduced (but not below zero) by the aggregate amount of any distributions during that fiscal year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt.

                  "Mobile Wireless Services" shall mean mobile wireless Company Communications Services (including the transmission of voice, data, image or other messages or content) provided solely within the Territory, initiated or terminated using TDMA or analog cellular technology and on frequencies in the 800 MHz band authorized for the Cellular Radiotelephone Service under Part 22 of the FCC Rules or in the 1900 MHz band authorized for the Personal Communications Services under Part 24 of the FCC Rules, to or from subscriber equipment that is capable of usage during routine movement throughout the area covered by a cell site and routine handing-off between cell sites, and is either intended for such usage or is temporarily fixed to a specific location on a short-term basis (e.g., a bank of wireless telephones temporarily installed during a special event of limited duration). Without limiting the foregoing, Mobile Wireless Services shall include wireless office services if such services comply with this definition. Mobile Wireless Services shall also include the transmissions between the Company's cell sites and the Company's switch or switches in the Territory, the handing-off of transmissions at the Company's switch or switches for termination by other carriers, and the receiving of transmissions for the Company's customers handed-off at the Company's switch or switches which were originated on the system or systems of other carriers, in each case for the purpose of facilitating Mobile Wireless Services described in the first sentence.

                  "Nonrecourse Deductions" has the meaning set forth in Treasury Regulation Section 1.704-2(c). The amount of Nonrecourse Deductions for a fiscal year equals the net increase, if any, in the amount of Company Minimum Gain during that fiscal year, reduced (but not below zero) by any Nonrecourse Distributions during such year.

                  "Nonrecourse Distributions" means the aggregate amount, as determined in accordance with Treasury Regulation Section 1.704-2(c), of any distributions during the fiscal year of proceeds of a nonrecourse liability, as defined in Treasury Regulation Section 1.704(b)(3), that are allocable to an increase in Company Minimum Gain.

                  "Offer" is defined in Section 9.2(a).

                  "Offer Notice" is defined in Section 9.2(a).

                  "Offered Interests" is defined in Section 9.2(a).

                  "Offeror" is defined in Section 9.2(a).

                  "Operating Agreement" means the Operating Agreement, dated as of the date hereof, among the Company, AWS and DCC, as the same may be amended in accordance herewith and therewith.

                  "Parent" means, with respect to a specified entity, a Person or group of which the specified entity is a Subsidiary.

                  "PCS" means the Personal Communications Services regulated under Part 24 of the FCC Rules.

                  "PCS System" means a wireless communications system constructed and operated in a Basic Trading Area or Major Trading Area as defined by Rand-McNally and modified by the FCC (or any territorial designations or subdivision thereof authorized by the FCC) exclusively using frequencies in the 1900 MHz band allocated for the broadband Personal Communications Service under Part 24 of the FCC Rules, pursuant to a License therefor issued by the FCC.

                  "Person" means any individual, corporation, partnership, firm, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, estate, incorporated or unincorporated organization, Governmental Authority or other entity.

                  "Pops" means with respect to any licensed area, the residents of such area based on the most recent publication by Equifax Marketing Decision Systems, Inc. or any other publication as determined by the Management Committee.

                  "Private Transferee" means a Person that acquires Economic
 Interests from a Member in compliance with this Agreement, other than
pursuant   to a broadly distributed underwritten registered public offering
or Rule 144   under the Securities Act, and that is not a member of an
Affiliate Group   immediately prior to such acquisition.

                  "Profits" and "Losses" means, for each fiscal year or part thereof, the Company's taxable income or loss for such year determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss) with the following adjustments:

                          (i) any income of the Company that is exempt from federal income tax shall be added to such taxable income or loss;

                          (ii) any expenditures of the Company described in
        Section 705(a)(2)(B) of the Code or treated as such pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) shall be subtracted from such taxable income or loss;

                          (iii) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, Depreciation for such fiscal year shall be taken into account;

                          (iv) if the Book Value of any Company asset is adjusted pursuant to clause (ii) or clause (iii) of the definition of Book Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                          (v) to the extent an adjustment to the adjusted tax basis of any Company asset under Section 734(b) of the Code is required, pursuant to Treasury Regulation Section 1.704(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the adjusted tax basis of the asset) or an item of loss (if the adjustment decreases the adjusted tax basis of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits and Losses; and

                          (vi) such taxable income or loss shall not be deemed to include items of income, gain, loss, or deduction allocated pursuant to Section 3.1(c)(iii) (to comply with Treasury Regulations under
        Section 704(b) of the Code), Section 4.3, Section 4.4 or Section 4.5.

                  "Prohibited Transferee" means any Person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) or Affiliate thereof (other than AWS and its Affiliates) that (a) is one of the five largest providers of wireless Telecommunications Services (based on revenue derived from the provision of such wireless Telecommunications Services during the most recent fiscal year preceding the applicable Transfer for which such information is available) in the United States or a company whose annual gross revenues from Telecommunications Services (during the most recent fiscal year for which such information is available) exceed $2 billion or (b) provides Company Communications Services in service areas in the United States covering more than five million Pops.

                  "Qualified Member" means each of (i) the members of the AWS Member Group that are members of the AWS Affiliate Group, so long as the AWS Member Group is a Qualified Member Group and (ii) the members of the DCC Member Group that are members of the DCC Affiliate Group, so long as the DCC Member Group is a Qualified Member Group.

                  "Qualified Member Group" means each of (i) the AWS Member Group as long as members of the AWS Affiliate Group that are members of the AWS Member Group retain in the aggregate 100% of the Voting Interests, and at least 80% of the Economic Interests, that AWS Sub acquired on the Effective Date and (ii) the DCC Member Group as long as members of the DCC Affiliate Group that are members of the DCC Member Group retain in the aggregate 100% of the Voting Interests, and at least 80% of the Economic Interests, that DCC Sub acquired on the Effective Date.

                  "Related Agreements" means the Long Distance Agreement, the Operating Agreement, any Resale Agreement and the Management Agreement.

                  "Representative" is defined in Section 7.1(a).

                  "Resale Agreement" means a Resale Agreement, if any, entered into between the Company and DCC pursuant to Section 8.1(a).

                  "Response" is defined in Section 8.11(c).

                  "RoFR Closing" is defined in Section 9.2(b).
   "Section 9.9(a) Notice" is defined in Section 9.9(a).

                  "Section 9.9(b) Notice" is defined in Section 9.9(b).

                  "Section 9.9(c) Notice" is defined in Section 9.9(c).

                  "Section 9.10 Election" is defined in Section 9.10.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Sellers" is defined in Section 9.2(a).

                  "Selling Group" is defined in Section 9.2(a).

                  "Senior Party Representatives" is defined in Section 8.11(b).

                  "Significant Matter" means, subject to Section 9.8(a)(iii), any of the following:

                  (1) The sale, transfer, assignment or other disposition of any material portion of the assets of the Company or any of its Subsidiaries other than in the ordinary course of business;

                  (2) The merger, combination or consolidation of the Company or any of its Subsidiaries with or into any entity other than the Company or a wholly owned Subsidiary of the Company, regardless of whether the Company or any such

         Subsidiary is the surviving entity in any such merger, combination or consolidation; the acquisition of any businesses or assets for consideration in excess of $1,000,000 by the Company; the formation of any partnership or joint venture involving the Company; or the liquidation, dissolution or winding up of the Company or any of its Subsidiaries (other than the liquidation of a 100% Subsidiary of the Company into the Company or another 100% Subsidiary of the Company);

                  (3) Any offering or issuance of securities or ownership interests in the Company or any of its Subsidiaries, including, without limitation, warrants, options or other rights convertible into or exchangeable for securities or ownership interests in the Company or any of its Subsidiaries, or the declaration of any dividends thereon;

                  (4) The repurchase by the Company or any of its Subsidiaries of any securities or ownership interests in the Company or any of its Subsidiaries, including, without limitation, warrants, options or other rights convertible into or exchangeable for securities or ownership interests in the Company or any of its Subsidiaries;

                  (5) The authorization or adoption of any amendment to the certificate of formation, limited liability company agreement or any other constituent document of the Company or any of its Subsidiaries, or the conversion of the Company to a corporation (other than pursuant to an election to effect an IPO in accordance with Section 8.10);

                  (6) If the Company is not managed by an Affiliate of DCC, the hiring or termination of any executive officer of the Company;

                  (7) The approval of, or material amendment to, the initial three-year budget, and any annual or other operating or capital budget, of the Company or any of its Subsidiaries;

                  (8) The incurrence by the Company or any of its Subsidiaries, whether directly or indirectly, of any indebtedness for borrowed money or capital leases in any calendar quarter in excess of $1,000,000 unless specifically provided for in any budget approved by the Management Committee;

                  (9) Any agreement or arrangement, written or oral, to pay any director, officer, agent or employee of the Company or any of its Subsidiaries $200,000 or more on an annual basis; or any loan, lease, contract or other transaction with any employee of the Company or any of its Subsidiaries with an annual salary in excess of $200,000, or with any Representative or officer of the Company or any member of any such Person's Immediate Family, unless specifically provided for in any budget approved by the Management Committee;

                  (10) The making of, or commitment to make, any capital expenditures involving a payment or liability in any one year of $1,000,000 or more in the aggregate by the Company or any of its Subsidiaries, in each case other than as provided for in any budget approved by the Management Committee;

                  (11) The initiation of any bankruptcy proceeding, dissolution or liquidation of the Company or any of its Subsidiaries;

                  (12) Any agreement or commitment by the Company or any of its Subsidiaries (w) not to compete with any other Person, (x) not to solicit any other Person's business or customers, (y) not to solicit or hire any other Person's employees, or (z) to use any other Person's trademarks or services marks in its business, or to license or otherwise make available any of its trademarks or service marks to any other Person for any purpose;

                  (13) The provision by the Company or any of its Subsidiaries of Company Communications Services that are not Mobile Wireless Services;

                  (14) The assertion by the Company of a position with respect to any material matter, or the disagreement by the Company with a position taken with respect to any material matter by a Member or any other Person, before the FCC or any other Governmental Authority, a self-regulatory body, any industry organization or in any other public forum;

                  (15) The acquisition or disposition of any License issued by the FCC;

                  (16) Except as otherwise provided herein or therein, any amendment, modification, renewal or termination of any of the Related Agreements; and

                  (17) The entering into any contract, agreement or commitment to do any of the foregoing.

                  "Specified Restrictions" is defined in Section 9.4.

                  "Subsidiary" means, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the Voting Securities or equity interests is owned, directly or indirectly, by such Person.

                  "Tax Matters Partner" is defined in Section 6.5(d).

                  "TDMA" means the North American Time Division Multiple Access standard set by the Telecommunications Industry Association, IS-54/136, and any standard that is based upon, or is an upgrade from, or is a successor to, such standard, and is adopted by AWS Sub and its Affiliates in a majority of their network nodes.

                  "TDMA Quality Standards" means the quality standards applicable to PCS Systems and Cellular Systems that utilize TDMA and that are owned and operated by AT&T and its Affiliates, which will be set forth in a schedule to the Operating Agreement, as the same may be amended from time to time, provided any such amended standards shall become effective 120 days after notice thereof is given to the Company and DCC.

                  "Telecommunications Services" means the offering of telecommunications services for a fee directly to the public, or to such classes of users as to be effectively available directly to the public, regardless of the facilities used. The term "telecommunications" means the transmission, between or among points specified by the user of information of the user's choosing.

                  "Territory" means, subject to Section 8.12, the geographic territory set forth on Schedule III hereto.

                  "Transfer" means assign, bequeath, convey, create or suffer to exist a Lien upon, encumber, gift, grant, hypothecate, issue, mortgage, place in trust, pledge, sell, transfer or otherwise dispose of, in each case whether directly or indirectly, voluntarily or involuntarily (including by testamentary or intestate succession), by operation of law or otherwise.

                  "Treasury Regulations" means regulations issued by the United States Department of the Treasury pursuant to the Code.

                  "Voting Interest" means the right of a Member to exercise governance rights with regard to the Company (including the right to appoint Representatives to the Member Committee). The term "Voting Interest" specifically excludes Economic Interest.

                  "Voting Securities" means equity securities of a Person having the right to vote generally in the election of the directors (or persons performing equivalent functions) of such Person.


                                    ARTICLE 2
                                  ORGANIZATION

                  2.1 NAME. The name of the Company shall be ACC Acquisition LLC. The name of the Company may be changed from time to time by the Management Committee with notice to the Members.

                  2.2 PRINCIPAL PLACE OF BUSINESS. The Company's principal office and place of business shall be located in Oklahoma City, Oklahoma. The principal office and place of business may be changed from time to time, and other offices and places of business may be established from time to time, both within and without the State of Delaware, by the Management Committee with notice to the Members.

                  2.3 REGISTERED OFFICE; REGISTERED AGENT. The address of the registered office of the Company in the State of Oklahoma shall be 13439 North Broadway Extension, Oklahoma City, Oklahoma 73114 or such other address as the Management Committee may determine. The registered agent for service of process on the Company in the State of Oklahoma shall be Everett R. Dobson, or such other agent as the Management Committee may determine. The name and address of the registered agent for service of process on the Company in the State of Delaware shall be Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

                  2.4 TERM. The term of the Company commenced on September 15, 1999 and, unless terminated in accordance with this Agreement, shall be perpetual.

                  2.5   PURPOSE AND POWERS.

                  (a) The purposes of the Company are to (i) establish and conduct the Business; (ii) enter into the Related Agreements to which the Company is a party; and (iii) do any and all things reasonably necessary or advisable in connection with the foregoing. The Company shall have the power and authority to take any and all actions necessary or advisable to or for the furtherance of said purposes.

                  (b) The foregoing provisions of this Section 2.5 shall not be construed to authorize the Company to, and the Company shall not, and the Members agree that the Company shall not, engage in any activities other than the foregoing (and in particular expand or change the scope of the Business beyond that contemplated by the definition thereof) without the consent of the Management Committee.

                  2.6 FILINGS. The Management Committee shall cause to be executed, filed and published all such certificates, notices, statements or other instruments, and amendments thereto under the laws of the State of Delaware and other applicable jurisdictions as the Management Committee may deem necessary or advisable for the operation of the Company.

                  2.7 SOLE AGREEMENT. The parties intend that their obligations to each other with respect to the Company and the scope of their joint enterprise be as set forth in this Agreement and the Related Agreements, and that no further authority to bind the other or the Company or any liabilities to each other or any third party be inferred from the relationships described in such agreements.


                                    ARTICLE 3
                                 CAPITALIZATION

                  3.1   CAPITAL ACCOUNTS.

                  (a) ESTABLISHMENT. A separate capital account ("Capital Account") is hereby established for each Member as of the Effective Date.

                  (b) GENERAL RULES FOR ADJUSTMENT OF CAPITAL ACCOUNTS. The Capital Account of each Member shall be:

                  (i)   increased by:

                        (A) the aggregate amount of such Member's cash contributions to the Company;

                        (B)      the initial Book Value of property
                                 contributed by such Member to the Company, net of liabilities secured by such property that the Company is considered to assume or take subject to Section 752 of the Code and the Treasury Regulations promulgated thereunder;

                        (C) such Member's distributive share of Profits and items of income and gain allocated to such Member pursuant to Section 3.1(c)(iii) or Section 4.3;

                        (D) any positive adjustment to such Capital Account by reason of an adjustment to the Book Value of the Company assets; and

                        (E) the amount of Company liabilities assumed by such Member or which are secured by any property distributed to such Member; and

                  (ii)  decreased by:

                        (A) cash distributions to such Member from the Company;

                        (B) the Book Value of property distributed in kind to such Member, net of liabilities secured by such property that such Member is deemed to assume or take subject to Section 752 of the Code and the Treasury Regulations promulgated thereunder;

                        (C) such Member's distributive share of Losses and items of loss or deduction allocated to such Member pursuant to Section 3.1(c)(iii) or Section 4.3 ;

                        (D) any negative adjustment to such Capital Account by reason of an adjustment to the Book Value of Company assets;

                        (E) any amount charged to the Capital Account of such Member pursuant to Section 6.5(e); and

                        (F) the amount of any liabilities of such Member assumed by the Company or which are secured by property contributed by such Member to the Company.

                  (c)   SPECIAL RULES.

                  (i) TIME OF ADJUSTMENT FOR CAPITAL CONTRIBUTIONS. For purposes of computing the balance in a Member's Capital Account, no credit shall be given for any capital contribution which such Member is obligated to make until such contribution is actually made.

                  (ii) CAPITAL ACCOUNT FOR TRANSFERRED INTEREST. If any Interest in the Company or part thereof is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest.

                  (iii) INTENT TO COMPLY WITH TREASURY REGULATIONS. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulation. To the extent the provisions of this Agreement are inconsistent with such regulation or are incomplete with respect thereto, the Capital Accounts of the Members shall be maintained in accordance with such regulation except to the extent that doing so would materially distort the timing or amount of an allocation or distribution to a Member.

                  3.2   CAPITAL CONTRIBUTIONS.

                  (a) On the Effective Date, each of AWS Sub and DCC Sub shall contribute $372.5 million in cash to the capital of the Company, and the Company shall accept such capital contributions. After giving effect to such capital contributions, AWS Sub and DCC Sub shall each own 50% of the Economic Interests and 50% of the Voting Interests.

                  (b) No Member shall be required or permitted to make any additional capital contributions to the Company without the unanimous approval of the Management Committee.

                  3.3 NO WITHDRAWALS. Except as expressly set forth herein, no Member shall be entitled to withdraw any portion of its capital contribution or Capital Account balance.

                  3.4 NO INTEREST. Except as expressly set forth herein, no Member shall be entitled to receive any interest on its capital contribution or Capital Account balance.


                                    ARTICLE 4
                               PROFITS AND LOSSES

                  4.1 PROFITS. Except as provided in Sections 4.2 through 4.5, Profits and Losses with respect to any fiscal year shall be allocated to the Members in accordance with their respective Economic Interests.

                  4.2   LOSSES.

                  (a) GENERAL RULE. After giving effect to the special allocations set forth in Section 4.3 and 4.4, subject to Section 4.2.(b), Losses with respect to any fiscal year shall be allocated to the Members in accordance with their respective Economic Interests.

                  (b) LIMITATION ON LOSSES. Losses allocated to any Member pursuant to Section 4.1 with respect to any fiscal year shall not exceed the maximum amount of Losses that may be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of such fiscal year. All Losses in excess of the limitation set forth in this Section 4.2 shall be allocated: first, to the Members that will not be subject to this limitation, ratably based on the aggregate of their Economic Interests, to the extent possible until such Members become subject to this limitation; and any remaining amount, to the Members, ratably based on their Economic Interests, unless otherwise required by the Code or Treasury Regulations. To the extent that any Member receives an allocation of Losses pursuant to this Section 4.2, such Member shall receive a priority allocation of Profits (prior to an allocation of Profit made pursuant to Section 4.1) in the reverse order of such Loss allocations in order to reverse the effect of this Section 4.2.

                  4.3 SPECIAL ALLOCATIONS. The following special allocations shall be made for any fiscal year of the Company in the following order of priority:

                  (a) QUALIFIED INCOME OFFSET. Notwithstanding anything herein to the contrary, but only if required by Treasury Regulation Section 1.704-1(b) in order for the allocations provided for herein to be considered to have substantial economic effect or to be deemed to be in accordance with the Member's Economic Interests, if, for any fiscal year, a Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such adjustment, allocation or distribution causes or increases an Adjusted Capital Account Deficit with respect to such Member, then, before any other allocations are made, such Member shall be allocated items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain) in the amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible. This Section 4.3(a) is intended to comply with Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (b) MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Article 3, if there is a net decrease in Company Minimum Gain during any fiscal year, each Member shall, subject to the exceptions provided in Treasury Regulation Section 1.704-2(f), be specially allocated items of income and gain for such fiscal year (and, if necessary, subsequent fiscal years) equal to such Member's share of the net decrease in Company Minimum Gain within the meaning of Treasury Regulation Section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(6) and 1.704-2(i)(2). To the extent that this Section 4.3(b) is inconsistent with Treasury Regulation Section 1.704-2(f), the Minimum Gain Chargeback provided for herein shall be applied and interpreted in accordance with such Treasury Regulation.

                  (c) MEMBER MINIMUM GAIN CHARGEBACK. If there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year, within the meaning of Treasury Regulation Sections 1.704-2(i)(3) and 1.704-2(k), each Member that, as of the beginning of such year, has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulation
Section 1.704-2(i)(5), shall be specially allocated items of income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt determined in accordance with Treasury Regulation Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(i)(2). To the extent that this Section 4.3(c) is inconsistent with Treasury Regulation Section 1.704-2(i), the Member Minimum Gain chargeback provided for herein shall be applied and interpreted in accordance with such regulation.

                  (d) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions shall be allocated to the Members in accordance with their respective Economic Interests.

                  (e) MEMBER NONRECOURSE DEDUCTIONS. Any Member Nonrecourse Deductions for any fiscal year or other period shall be allocated to the Member that bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i).

                  4.4 CURATIVE ALLOCATIONS. The allocations set forth in Sections 4.3(a) through 4.3(e) are intended to comply with certain regulatory requirements under Section 704(b) of the Code. The Members intend that, to the extent possible, all allocations made pursuant to such Sections will, over the term of the Company, be offset either with other allocations pursuant to Section 4.3 or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this
Section 4.4. Accordingly, the Management Committee is hereby authorized and directed to make offsetting allocations of Company income, gain, loss or deduction under this Section 4.4 in whatever manner the Management Committee determines is appropriate so that after such offsetting special allocations are made (and taking into account the reasonably anticipated future allocations of income and gain pursuant to Section 4.3(b) and Section 4.3(c)) the Capital Accounts of the Members are, to the extent possible, equal to the Capital Accounts each would have if the provisions of Section 4.3 were not contained in this Agreement and all income, gain, loss and deduction of the Company were instead allocated pursuant to Section 4.1 and Section 4.2.

                  4.5 SPECIAL ALLOCATIONS IN THE EVENT OF COMPANY AUDIT ADJUSTMENTS. Notwithstanding the allocation provisions of Section 4.1 and
Section 4.2, and prior to making any of the allocations specified in Section 4.3, the following special allocations shall be made in the following order and in a manner, taking into consideration any tiered partnership structure that the Company may be part of, that reflects the relative economic interests of each Member in the Company:

                  (a) If for any fiscal year of the Company, the Company or any Affiliate of the Company is deemed to have additional income for tax purposes as a result of a redetermination by a taxing authority of an item of income, gain, loss or deduction that is attributable to a loan transaction, the provision of services, or the grant of a license or sublicense in intangible property by the Company or any Affiliate of the Company, to or involving any Member or Affiliate of any Member, such additional income shall be allocated to the Member involved in such loan transaction or that received such services, license or sublicense (or the Member whose Affiliate was involved in such loan transaction or received such services, license or sublicense) and any related deemed cash distribution shall be treated as having been made to the same Member.

                  (b) If for any fiscal year of the Company, the Company or any Affiliate of the Company is deemed to have a reduction in income for tax purposes as a result of a redetermination by a taxing authority of an item of income, gain, loss or deduction that is attributable to a loan transaction, the provision of services, or the grant of a license or sublicense in intangible property by the Company or any Affiliate of the Company, to or involving any Member or Affiliate of any Member, such reduction in income shall be allocated to the Member involved in such loan transaction or that received such services, license or sublicense (or the Member whose Affiliate was involved in such loan transaction or received such services, license or sublicense) and any related deemed cash contribution shall be treated as having been made by the same Member.

                  (c) If for any taxable period of a Member, such Member or any Affiliate of the Member is deemed to have additional income for tax purposes as a result of a redetermination by a taxing authority of an item of income, gain, loss or deduction attributable to a loan transaction, the provision of services, or the grant of a license or sublicense in intangible property by such Member or any Affiliate of such Member, to or involving the Company or any Affiliate of the Company, any increase in the amount of a Company deduction associated with such redetermination of such Member's or any Affiliate of such Member's income shall be allocated (in the appropriate fiscal year) to the Member involved in such loan transaction or that provided such services, license or sublicense (either directly or through an Affiliate), and any related deemed cash contribution shall be treated as having been made by the same Member.

                  (d) If for any taxable period of a Member, such Member or any Affiliate of the Member is deemed to have a reduction in income for tax purposes as a result of a redetermination by a taxing authority of an item of income, gain, loss or deduction attributable to a loan transaction, the provision of services, or the grant of a license or sublicense in intangible property by such Member or any Affiliate of such Member, to or involving the Company or any Affiliate of the Company, any reduction in the amount of a Company deduction associated with such redetermination of such Member's or any Affiliate of such Member's income shall be allocated (in the appropriate fiscal year) to the Member involved in such loan transaction or that provided such services, license or sublicense (either directly or through an Affiliate), and any related deemed cash distribution shall be treated as having been made to the same Member.

                  (e) A redetermination by a taxing authority shall only be given effect for purposes of this Section 4.5 if such redetermination is (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which has become final and is either no longer subject to appeal or for which a determination not to appeal has been made; (ii) a closing agreement made under Section 7121 of the Code or any comparable foreign, state, local or other income tax statute; (iii) a final disposition by a taxing authority of a claim for refund; or (iv) any other written agreement made with respect to a tax redetermination the execution of which is final and prohibits the taxing authority, relevant Member (or any Affiliate of such Members) or the Company (or any Affiliate of the Company) from seeking any further legal or administrative remedies with respect to such tax redetermination.

                  4.6 ALLOCATION OF CREDITS. All tax credits shall be allocated among the Members in accordance with their respective Interests or in accordance with applicable provisions of the Code or Treasury Regulations to the extent any such provision is inconsistent with such allocation.

                  4.7   TAX ALLOCATIONS.

                  (a) CONTRIBUTED PROPERTY. In the event any property is contributed to the capital of the Company, income, gain, loss and deduction with respect to such property shall be allocated solely for tax purposes among the Members in accordance with Section 704(c) of the Code and Treasury Regulation
Section 1.704-3 so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Book Value. Prior to the contribution of any property to the Company that has a Fair Market Value that differs from its adjusted tax basis in the hands of the contributing Member on the date of contribution, the contributing Member and the Management

Committee shall agree upon the allocation method to be applied with respect to that property under Treasury Regulation Section 1.704-3, which allocation method shall be set forth on attached Schedule 4.7, as amended from time to time.

                  (b) REVALUED PROPERTY. If the Company assets are revalued as set forth in the definition of "Book Value," subsequent allocations of income, gain, loss and deduction with respect to revalued Company assets shall take into account any variation between the adjusted basis of such assets for federal income tax purposes and their adjusted value in the same manner as under Section 704(c) of the Code and in compliance with Treasury Regulation Section 1.704-3. All decisions regarding the choice of allocation method under Treasury Regulation Section 1.704-3 with respect to revalued Company assets shall be made by the Management Committee.

                  4.8 CHANGE IN MEMBER'S INTERESTS. In the event there is any change in the Members' respective Economic Interests during any fiscal year, Profits, Losses, Nonrecourse Deductions and other items shall be allocated among the Members in accordance with their respective Economic Interests from time to time during such fiscal year in accordance with Section 706 of the Code, using any convention permitted by law and selected by the Management Committee.


                                    ARTICLE 5
                                  DISTRIBUTIONS

                  5.1 DISTRIBUTABLE CASH. It shall be the policy of the Company, and the Members shall direct their respective Representatives on the Management Committee to cause the Company, to distribute Distributable Cash to the Members quarterly. Any distributions of such Distributable Cash shall be made to the Members in accordance with their respective Economic Interests. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Company, and the Members, Management Committee and Representatives on behalf of the Company, shall not be required to make any distribution to any Member on account of such Member's interest in the Company if such distribution would violate the Act or other applicable law.

                  5.2 LIQUIDATING DISTRIBUTIONS. Distributions to the Members of cash or property in connection with a dissolution of the Company shall be made in accordance with the Capital Account balances of the Members, as provided in Section 10.3(d)(ii).

                  5.3 OTHER DISTRIBUTIONS. No Member shall be entitled to receive any distribution from the Company without the consent of the Management Committee or as otherwise provided in Section 5.1 or 10.3(d).


                                    ARTICLE 6
                             ACCOUNTING AND RECORDS

                  6.1 FISCAL YEAR. The fiscal year of the Company shall be the year ending December 31.

                  6.2 METHOD OF ACCOUNTING. Unless otherwise provided herein, the Company books of account shall be maintained in accordance with GAAP; provided that for purposes of making allocations with respect to items of Company income, gain, deduction, loss and credit to the Members, such items shall be allocated to the Members' Capital Accounts pursuant to Article 4 and as required by Section 704 of the Code and the Treasury Regulations promulgated thereunder.

                  6.3   BOOKS AND RECORDS; INSPECTION.

                  (a) BOOKS OF ACCOUNT AND RECORDS. Proper and complete records and books of accounts of the Company business for tax and financial purposes, including all such transactions and other matters as are usually entered into records and books of account maintained by Persons engaged in businesses of like character or as are required by law, shall be kept by the Company at the Company's principal office and place of business. The Management Committee may delegate to a third party or any Member the duty to maintain and oversee the preparation and maintenance of such records and books of account. Books and records maintained for financial purposes shall be maintained in accordance with GAAP, and books and records maintained for tax purposes shall be maintained in accordance with the Code and applicable Treasury Regulations.

                  (b)   INSPECTION. All records and documents described in
Section 6.3(a) shall be open to inspection and copying by any of the Members or their Representatives or agents, subject to applicable confidentiality restrictions, at any reasonable time during normal business hours. Notwithstanding anything in the Act or this Agreement to the contrary, the Members and the Representatives shall not have the right to keep confidential from any other Member or Representative, in their capacities as such, any information of the Company.

                  6.4 FINANCIAL STATEMENTS. Within 90 days after the end of each fiscal year, and 60 days after the end of each calendar quarter, the Management Committee shall cause to be furnished to each Member financial statements with respect to such fiscal year or quarter of the Company, consisting of (i) a balance sheet showing the Company's financial position as of the end of such fiscal year or quarter, (ii) supporting profit and loss statements, (iii) a statement of cash flows for such year or quarter and (iv) Member's Capital Accounts, provided that prior to such dates the Company shall provide to each Member on a timely basis such financial information as may be required to permit each Member Group to prepare its annual and quarterly financial reports. The annual financial statements of the Company shall, unless the Members determine otherwise by unanimous consent, be audited (which audit shall be conducted in accordance with GAAP) and certified by an independent firm of certified public accountants selected by the Management Committee or the Members (which firm may be the firm regularly engaged by any one or more of the Members). The Members hereby designate and appoint the firm of Arthur Andersen, LLP as the Company's independent public accountants, such designation and appointment to remain effective until terminated by the Management Committee and appointment of replacement independent public accountants. Each Member shall receive a copy of all material financial reports and notices delivered by the Company to any third party pursuant to any other agreement. The Company shall also produce and distribute to all Members monthly revenue, operating expense and capital expenditure reports and such other financial statements as the Management Committee reasonably determines.

                  6.5   TAXATION.

                  (a) STATUS OF THE COMPANY. The Members acknowledge that this Agreement creates a partnership for federal income tax purposes. Furthermore, the Members hereby agree not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute.

                  (b)   TAX ELECTIONS AND REPORTING.

                  (i) GENERALLY. The Company shall make the following elections and take the following positions under United States income tax laws and Treasury Regulations and any similar state laws and regulations:

                        (A) Adopt the year ending December 31 as the annual accounting period (unless otherwise required by the Code and Treasury Regulations);

                        (B)      Adopt the accrual method of accounting;

                        (C) Insofar as permissible, report the Company's tax attributes and results using principles consistent with those assumed in connection with entering into this Agreement; and

                        (D) Have the Company treated as a partnership for federal income tax purposes in a manner consistent with Treasury Regulation Section 1-7701 ("Check the Box Regulations").

                  (ii) CODE SECTION 754 ELECTION. The Management Committee shall, upon the written request of any Member, cause the Company to file an election under Section 754 of the Code and the Treasury Regulations promulgated thereunder to adjust the basis of the Company's assets under Section 734(b) or 743(b) of the Code and a corresponding election under the applicable sections of state and local law.

                  (c)   COMPANY TAX RETURNS.

                  (i) The Tax Matters Partner will prepare or cause to be prepared all required domestic and foreign tax returns and information returns of the Company, drafts of which shall be furnished to the Members within 120 days following the close of each fiscal year. Such returns will be prepared at no charge to the Company, except for all reasonable out-of-pocket expenses (including accounting fees, if any). Either Member may, at its own expense, engage a third party to review the tax returns and information returns prepared by the Tax Matters Partner pursuant to the preceding sentence. The Tax Matters Partner shall not file any such return without the approval of any Member that constitutes a "notice partner" (as defined in Section 6231(a)(8) of the Code) of the Company, which approval shall not be unreasonably withheld. Such "notice partner" member shall be deemed to have given such approval if such Member does not indicate its written objection (which may be delivered by facsimile) to the Tax Matters Partner within 45 days of the date that such Member receives a draft of such return. If a "notice partner" Member does not approve of any proposed filing of a return by the Tax Matters Partner, such Member and the Tax Matters Member shall seek, in good faith, to resolve their disagreement. If a "notice partner" Member and the Tax Matters Partner cannot resolve their disagreement within 10 days of receipt of such written notice by the Tax Matters Partner, either of such Member or the Tax Matters Partner may request, in writing with a copy sent to the other party, that the disagreement be resolved by the Company's independent public accountants and the independent public accountants shall be instructed to resolve the dispute in such manner as they believe will maximize, in the aggregate, the U.S. federal, state and local income tax advantages and will minimize, in the aggregate, the U.S. federal, state, and local income tax detriments, available to the Company's Members. The independent public accountants shall provide their written resolution of the disagreement to both the "notice partner" Member and the Tax Matters Partner within 15 days from the date that the independent public accountants were requested to resolve such disagreement. Any and all other tax returns shall be prepared in a manner directed by the Tax Matters Partner consistent with the terms of this Agreement. Each Member shall provide such information, if any, as may be reasonably requested by the Company for purposes of preparing such tax and information returns.

                  (ii) The Tax Matters Partner shall furnish a copy of all filed domestic foreign tax returns and information returns for the Company to each of the Members. In addition, upon reasonable written notice provided to the Company by a Member (and as otherwise required by law), the Company shall furnish such Member, on a timely basis, with all information relating to the Company required to be reported in any U.S. federal, state or local tax return of such Member, including a report indicating such Member's allocable share for U.S. federal income tax purposes of the Company's income, gain, credits, losses and deductions.


                  (iii) The Members agree that the Company shall be treated as a partnership for U.S. federal income tax purposes. The Members agree to
         (A) approve electing
         partnership status with respect to the Company with the U.S. Internal Revenue Service and such other state and local taxing authorities as may be appropriate and to cooperate in providing all consents, signatures, documents and such other information as may be required with respect thereto; and (B) report all "partnership items" (as defined in Section 6231(a)(3) of the Code) of the Company consistent with such classification of the Company for U.S. federal, state and local tax purposes and with the returns filed by the Company; provided, however, that if any Member intends to file a notice of inconsistent treatment under Section 6222(b) of the Code, such Member shall at least 30 days prior to the filing of such notice, notify in writing the other Members of such intent and such Member's intended treatment of the item which is (or may be) inconsistent with the treatment of that item by the Company.

                  (d) TAX AUDITS. DCC Sub, so long as it is a Qualified Member (or, from and after a Change of Control of DCC, AWS Sub, so long as it is a Qualified Member) shall be the "tax matters partner" of the Company, as that term is defined in Section 6231(a)(7) of the Code (the "Tax Matters Partner"), with all of the rights, duties and powers provided for in sections 6221 through 6232, inclusive, of the Code, provided that the Tax Matters Partner shall not pay or agree to pay any audit assessment, or any amount in settlement or compromise of any litigation, in respect of income tax liability of the Members attributable to the Interests in the Company, in excess of $500,000 in any one instance or series of related instances, unless approved by the Management Committee. The Tax Matters Partner, as an authorized representative of the Company, shall direct the defense of any tax claims made by the Internal Revenue Service or any other taxing jurisdiction to the extent that such claims relate to adjustment of Company items at the Company level and, in connection therewith, shall retain and cause the Company to pay the fees and expenses of counsel and other advisors chosen by the Tax Matters Partner. The Tax Matters Partner shall also be responsible for filing a timely election on Form 8832 and for timely filing for all other elections made by the Company. The Tax Matters Partner shall deliver to each Member and the Management Committee a semi-annual report on the status of all tax audits and open tax years relating to the Company, and shall consult with and keep all Members and the Management Committee advised of all significant developments in such matters coming to the attention of the Tax Matters Partner. All reasonable expenses of the Tax Matters Partner and its Affiliates (including reasonable internal time charges and reasonable disbursements) and other reasonable fees and expenses in connection with such defense shall be borne by the Company. Except as provided in Article 11, neither the Tax Matters Partner nor the Company shall be liable for any additional tax, interest or penalties payable by a Member or any costs of separate counsel chosen by such Member to represent the Member with respect to any aspect of such defense. The Tax Matters Partner shall take any steps necessary pursuant to Section 6223(a) to designate AWS Sub as a "notice partner" (as defined in Section 6231(a)(8) of the Code). In addition, nothing in this Agreement is intended to waive any rights, including rights to participate in administrative and judicial proceedings, that a Member may have under Section 6221 through 6233 of the Code. Notwithstanding any other provisions of this Agreement, the provisions of Sections 6.5(c) and 6.5(d) shall survive the dissolution of the Company or the termination of any Member's interest in the Company and shall remain binding on all Members for a period of time necessary to resolve with the U.S.

Internal Revenue Service or any applicable state or local taxing authority all matters (including litigation) regarding the U.S. Federal, state and local income taxation, as the case may be, of the Company or any Member with respect to the Company.

                  (e)   WITHHOLDING.

                  (i) The Company shall comply with all withholding requirements under U.S. federal, state, local and foreign tax laws and shall remit amounts withheld to, and file required forms with, the applicable taxing authorities. To the extent that the Company withholds and pays over any amounts to any taxing authority with respect to distributions or allocations to any Member, the amount withheld shall be charged to the Capital Account of such Member. The Company shall notify each of the Members of any withholding with respect to such Member, designating such Member's allocable share of such withholding tax. The Members hereby agree that they will not claim a credit in excess of the amount in such notice.

                  (ii) In the event of any claimed overwithholding by the Company, the Member shall have no rights against the Company or any other Member. Anything in the previous sentence to the contrary notwithstanding, if the Company is required to take any action in order to secure a refund or credit for the benefit of a Member in respect of any amount withheld by it, it will take any such action including, without limitation, applying for such refund on behalf of the Member and paying it over to such Member.

                  (iii) Except in the case of withholding pursuant to Section 1446 of the Code, if any amount required to be withheld was not withheld from actual distributions made to a Member, the Company shall require the Member to which the withholding was credited to reimburse the Company for such withholding; in the case of withholding pursuant to Section 1446 of the Code, no such reimbursement will be necessary as long as the other Members are subject to withholding in amounts proportionate to their Economic Interests in the Company or otherwise receive a distribution of an equivalent amount.

                  (iv) In the event of any underwithholding by the Company, each Member agrees to indemnify and hold harmless the Company and the Tax Matters Member from and against any liability, including interest and penalties, with respect thereto.

                  (v) Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist the Company in determining the extent of, and in fulfilling, the Company's withholding obligations.

                                    ARTICLE 7
                                   MANAGEMENT

                  7.1 MANAGEMENT COMMITTEE. The property, business and affairs of the Company shall be managed by or under the direction of a Management Committee (the "Management Committee"). In addition to the powers and authorities by this Agreement expressly conferred upon it, the Management Committee may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by this Agreement directed or required to be exercised or done by the Members. Except as determined by the Management Committee pursuant to this Article 7 or otherwise pursuant to this Agreement, no Member or Representative shall have any right or authority to take any action on behalf of the Company with respect to third parties or to bind the Company.

                  (a) NUMBER OF REPRESENTATIVES. The Management Committee shall consist of four individuals (each, a "Representative"). So long as the AWS Member Group is a Qualified Member Group, except as otherwise provided in
Section 8.12, AWS Sub (or another Member designated by a majority in Voting Interests of the AWS Member Group) shall have the right to appoint two Representatives, each of whom shall be employees of AWS or its Affiliates. So long as the DCC Member Group is a Qualified Member Group, except as otherwise provided in Section 9.8(a)(ii), DCC Sub (or another Member designated by a majority in Voting Interests of the DCC Member Group) shall have the right to appoint two Representatives, each of whom shall be employees of DCC or its Affiliates. If a Member Group loses the right to appoint two Representatives, the size of the Management Committee shall be reduced to two members, who shall be appointed by the other Member Group. The Representatives shall not be "managers" of the Company as such term is used in the Act.

                  (b) INITIAL REPRESENTATIVES. The initial Representatives are:

                           DCC Member Group:         Everett R. Dobson
                                                     Bruce R. Knooihuizen

                           AWS Member Group:         Don Adams
                                                     Lee Maschmann

                  (c) VACANCIES. Each Representative shall hold office until death, resignation or removal, with or without cause, by the Member Group which appointed such Representative. If a vacancy occurs on the Management Committee, the Member Group that appointed the vacating Representative shall (so long as such Member Group has not lost the right to appoint two Representatives pursuant to Section 7.1(a)) appoint such Representative's successor.

                  7.2   MEETINGS OF MANAGEMENT COMMITTEE.

                  (a) REGULAR MEETINGS. The Management Committee shall meet at least four times per year. Such meetings shall be held on such dates and at such times and places as may be determined by the Representatives.

                  (b) SPECIAL MEETINGS. A special meeting of the Management Committee or the Members shall be held at the request of any Representative. Such meeting shall be held on the date and at the time and place set forth in the notice of meeting.

                  (c) TELEPHONIC MEETINGS. Any meeting of the Management Committee or the Members may be held by conference telephone call or through similar communications equipment by means of which all persons participating in the meeting can hear and be heard by each other. Participation in such a telephonic meeting shall constitute presence in person at such meeting.

                  (d) NOTICES. Notices of regular meetings and special meetings of the Management Committee or the Members may be given by any Representative, and shall state the date, hour and purpose of the meeting. All such notices shall be accompanied by an agenda for the meetings, as well as (to the extent practicable) the texts of all resolutions proposed to be adopted at such meetings. No item may be discussed if not on the agenda unless a quorum is present and the Representatives present waive notice of the additional item(s). Notice of a regular or special meeting shall be given by facsimile, confirmed by certified mail, return receipt requested not less than 14 days (in the case of a regular meeting) or 72 hours (in the case of a special meeting) before the date of the meeting to each Representative at the facsimile number and address provided by the Representative to the Company from time to time. Any Representative may waive, as to such Representative only, in writing, the requirements for notice before, at or after a meeting. Any Representative who attends a meeting without objecting at the meeting to the Company's failure to comply with the notice requirements in respect of such meeting shall be deemed to have waived such requirements.

                  (e) QUORUM. At each meeting of the Management Committee or the Members, the presence in person or by telephone of at least one Representative of each Member Group shall be necessary to constitute a quorum for the transaction of business.

                  (f) WRITTEN CONSENTS. Any action required or permitted to be taken at a meeting of the Management Committee or the Members may be taken without a meeting, but upon the requisite notice as provided in paragraph (d) above, if the requisite Representatives of each Member Group consent thereto in writing, and if a complete and correct copy of such consent is promptly delivered to all the Representatives of each Member Group following the execution of any such consent.

                  7.3   ACTIONS BY MANAGEMENT COMMITTEE.

                  (a) SCOPE OF AUTHORITY. The Management Committee shall have full power and authority to direct and control the business and affairs of the Company except as otherwise required by applicable law, and subject to the right of the Management Committee to delegate such power and authority to Persons responsible for day-to-day operation of the Company (it being understood that authority to undertake Significant Matters prior to approval by the Management Committee shall not be so delegated).

                  (b) ACTIONS REQUIRING MANAGEMENT COMMITTEE APPROVAL. Without limiting the generality of the foregoing, the following actions shall require approval of the Management Committee:

                  (i)   approving any Significant Matter;

                  (ii) approving or taking any action for which the approval or action of the Company is required under the Related Agreements, except as the Management Committee may otherwise delegate in accordance with paragraph (a) above; and

                  (iii) approving any other matter that the Management Committee determines shall require its approval as such items may be set forth on
         Schedule 7.3(b) from time to time.

                  (c)   APPROVAL REQUIREMENTS.

                  (i) Except as otherwise specifically provided herein, consent or approval of the Management Committee shall mean the affirmative vote of a majority of the Representatives voting at a duly held meeting of the Management Committee; provided, that with respect to any Significant Matter, consent or approval of the Management Committee shall mean the affirmative vote of all existing Representatives; provided, however, that the Management Agreement may be terminated, and the Manager removed and replaced, only in accordance with the terms thereof.

                  (ii) Each Representative shall be entitled to one vote on all matters submitted to a vote of the Management Committee; provided, that if one or more Representatives are absent or not appointed because of a vacancy on the Management Committee or otherwise, then any other Representative of such absent Representative's Member Group present at the meeting shall have the right to cast the votes of such absent Representative(s).

                  (iii) The Company shall provide each Representative with (A) adequate notice (in light of the time frame in which approval is sought) of the substance of any matter requiring the approval of the Management Committee in order to afford such Representative sufficient time to review such matter and the Company's analysis thereof and (B) an opportunity to consult with the management of the Company regarding such matter and possible alternatives prior to the meeting at which approval is sought; provided, that any alleged noncompliance with the provisions of this paragraph (iii) shall not affect the validity of any consent or approval pursuant to paragraphs (i) and
         (ii) above.

                  (d) INITIAL BUDGET. The budget for the Company's first three years of operations shall be approved by the Management Committee simultaneously with the execution of this Agreement or promptly thereafter.

                  (e) ANNUAL BUDGETS. The Management Committee shall adopt an annual budget for the operations of the Company, which budget shall be in at least as much detail and cover the same matters as the initial budget. The proposed budget shall be presented to the Management Committee no later than 60 days prior to the commencement of the fiscal year of the Company to which it pertains. Any annual budget adopted by the Management Committee that covers any period covered by the initial three-year budget shall replace the initial three-year budget with respect to such period.


                                    ARTICLE 8
                    OPERATING AGREEMENTS AND OTHER COVENANTS

                  8.1   LIMITED EXCLUSIVITY.

                  (a) Except as provided in connection with a Disqualifying Transaction, so long as the Company continues to meet the TDMA Quality Standards in all material respects in all of its markets, AT&T will not, and will not cause its Affiliates to, construct, own or acquire a controlling interest in, or manage a communications system which provides Mobile Wireless Services in the Territory, in each case within five years after the Effective Date, except that AT&T and its Affiliates may:

                  (i) resell, or act as the Company's agent for, Company Communications Services provided by the Company in accordance with a Resale Agreement (or any other agreement between AWS Sub and its Affiliates, on the one hand, and the Company, on the other hand), and provide Company Communications Services to its own customers under the Operating Agreement (including AWS Sub and its Affiliates providing local numbers in the Territory or otherwise providing numbers and service to residents of the Territory), including bundling any such Company Communications Services with other Telecommunications Services marketed, offered and provided or resold by AWS Sub or any of its Affiliates;

                  (ii) provide or resell wireless Telecommunications Services to or from specific locations (such as buildings or office complexes), even if the subscriber equipment used in connection with such service may be capable of routine movement within a limited area (such as a building or office complex), and even if such subscriber equipment may be capable of obtaining other
         Telecommunications

         Services beyond such limited area (which other services may include routine movement beyond such limited area) and hand-off between the service to such specific locations and such other Telecommunications Services; provided, however, that if AT&T or any of its Affiliates sells such Mobile Wireless Services subscriber equipment as part of such offering such equipment shall be capable of use in obtaining (but not necessarily on an exclusive basis) Company Communications Services;

                  (iii) continue to act as an agent for other Mobile Wireless Services carriers in the Territory solely for existing national account customers who are served by that carrier and request that they continue to receive service from that carrier;

                  (iv) acquire a controlling interest in Tritel, Inc. or its successors or assigns; provided, that at the time of such acquisition Tritel, Inc. (or its successors or assigns) do not hold Licenses issued by the FCC covering service areas within the Territory other than Licenses in the service areas covered by the Licenses held by Tritel, Inc. on the Effective Date that are listed on Schedule 8.1(a)(iv); and provided, further, that AT&T and its Affiliates will continue to be obligated to comply with their obligations under Section 8.2; and

                  (v) take such action as may be necessary or advisable to comply only to the extent required with the construction requirements of 47 CFR 24.203 in respect of the PCS licenses listed on Schedule 8.1(a)(v), and the Company shall cooperate with AT&T and its Affiliates, at their request and expense, in connection therewith.

                  (b) To the extent the "other Telecommunications Services" referred to in Section 8.1(a)(ii) are classified as Mobile Wireless Services, neither AT&T nor any of its Affiliates or any AT&T licensee may provide or resell, or act as agent for any Person offering, such Mobile Wireless Services except Mobile Wireless Services provided by the Company in accordance with the terms of Section 8.1(a)(i) or pursuant to roaming arrangements which comply with
Section 8.2. Nothing herein shall be construed to limit in any respect any advertising and promotional and similar activities by AT&T or its Affiliates.

                  (c) The agreements set forth in this Section 8.1 will terminate five years after the Effective Date, unless the parties agree to extend such arrangements on mutually acceptable terms.

                  8.2   ROAMING PREFERENCE.

                  (a) For five years following the Effective Date, with respect to the markets operated in the Territory, each of the Company and (except as provided in connection with a Disqualifying Transaction) AT&T shall, and shall cause each of its Affiliates to, in its and such Affiliates' capacity as Home Carrier: (i) program and direct its authorized dealers to program the subscriber equipment provided by it or such authorized dealers to its customers, at the time it is provided to such customers (to the extent such programming is technologically feasible) so that the Company or AT&T, as the case may be, and such Affiliates, in its and such Affiliates' capacity as Serving Carrier, is the preferred provider of roaming service in such markets, and (ii) refrain, and direct its authorized dealers to refrain, from inducing any of its customers to change or, except at such customer's request in the event the quality of the Company's services do not meet the TDMA Quality Standards, from changing the programming described in clause (i) above.

                  (b) For five years following the Effective Date, with respect to the markets operated in the Territory, each of the Company and DCC shall, and shall cause each of its Affiliates (other than Logix Communications) to, in its and such Affiliates' capacity as Home Carrier: (i) program and direct its authorized dealers to program the subscriber equipment provided by it or such authorized dealers to its customers, at the time it is provided to such customers (to the extent such programming is technologically feasible) so that the Company or DCC, as the case may be, and such Affiliates, in its and such Affiliates' capacity as Serving Carrier, is the preferred provider of roaming service in such markets, and (ii) refrain, and direct its authorized dealers to refrain, from inducing any of its customers to change or, except at such customer's request in the event the quality of the Company's services do not meet the TDMA Quality Standards, from changing the programming described in clause (i) above.

                  (c) As used in this Section 8.2, the terms "Affiliate," "Home Carrier" and "Serving Carrier" shall have the meanings ascribed thereto in the Operating Agreement.

                  (d) The agreements set forth in this Section 8.2 will terminate five years after the Effective Date, unless the parties agree to extend such arrangements on mutually acceptable terms.

                  8.3   RESALE AND AGENCY AGREEMENTS.

                  (a) From time to time, upon the request of AWS Sub, the Company shall enter into a Resale Agreement relating to the Territory with AWS Sub and any of its Affiliates and, with respect to any geographic area within the Territory, one other Person designated by AWS Sub, provided such other Person is licensed to provide Telecommunications Services in such geographic area under the service marks used by AWS and qualifies as a reseller under any generally applicable standards the Company establishes for its resellers from time to time, and upon the request of AWS, the Company shall enter into an agency agreement authorizing AWS Sub and any of its Affiliates and, with respect to any geographic area within the Territory, one other Person designated by AWS Sub, provided such other Person is licensed to provide Telecommunications Services in such geographic area under the service marks used by AWS and qualifies as an agent under any generally applicable standards the Company establishes for its agents from time to time. Any such agency agreements shall provide that the Company shall pay the agent a commission at the rate then generally offered to the Company's agents and shall otherwise be on commercially reasonable terms. At no time shall there be more than one Person (other than

AWS Sub and its Affiliates) designated by AT&T as a reseller or an agent with respect to any geographic area within the Territory.

                  (b) It is the intention of the parties that, in light of AWS Sub's equity interest in the Company and the other arrangements between AWS Sub and its Affiliates and the Company (including the roaming revenues anticipated to be earned by the Company from subscribers of AWS Sub and its Affiliates), the rates, terms and conditions of Service (as defined in the Resale Agreement) provided by the Company pursuant to the Resale Agreement or any other agreement between AWS Sub or such other reseller and the Company shall be at least as favorable to AWS Sub or such other reseller, taken as a whole, as the rates, terms and conditions of Service, taken as a whole, provided by the Company to any other Customer (as defined in the Resale Agreement) and, to the extent permitted by applicable law, such rates, terms and conditions shall be superior to those provided to any other Customer. Without limiting the foregoing, the rate plans offered by the Company pursuant to any Resale Agreement shall be designed to result in the average actual rate per minute paid by the Reseller (as defined in the Resale Agreement) for Service being at least 25% below the weighted average actual rate per minute billed by the Company to its retail subscribers for access and air time, but excluding revenues for features, taxes, toll or other non-rate items. The Company and Reseller shall negotiate commercially reasonable reductions to such resale rate based upon increased volume commitments (including roaming charges incurred by subscribers of AT&T and its Affiliates).

                  8.4 LONG DISTANCE SERVICE. To the extent permitted by law, AT&T will be the Company's preferred provider of long distance service for so long as the roaming arrangement described in Section 8.2(a) remains in effect. The Company will purchase all of its long distance service, both for its own needs and for resale to its customers, from AT&T, and AT&T will provide the Company with long distance service at the best rates for which the Company qualifies consistent with AT&T's practice with similarly situated customers, provided, that at the time a long distance agreement is entered into, the rates are commercially reasonable and reasonably competitive. Long distance service may be purchased for the Company from AT&T by Logix Communications as long as such service is made available to the Company at rates no higher than the rates offered to the Company by AT&T directly.

                  8.5 EQUIPMENT DISCOUNTS. If reasonably requested by the Company, AWS will, and will cause its 100% Subsidiaries to, use commercially reasonable efforts to assist representatives of the Company in obtaining discounts from any AWS vendor with whom the Company is negotiating for the purchase of subscriber or infrastructure equipment. AWS shall not be required to take any such action that AWS determines in its sole discretion is adverse to its interests.

                  8.6 ROAMING AGREEMENTS. AWS will, and will cause its 100% Subsidiaries to, use all commercially reasonable efforts to enable the Company to become a party to the roaming agreements between AWS and its Affiliates and operators of other wireless systems or, subject to the Company agreeing to the obligations thereunder, entitled to the rights and benefits of AWS under such roaming agreements. AWS shall not be required to take any such action that AWS determines in its sole discretion is adverse to its interests.

                  8.7 CERTAIN RESTRICTIONS. DCC and its Affiliates will not offer Telecommunications Services in the Territory except that a special purpose Subsidiary of DCC with separate management, facilities and financing from DCC and the Company may construct, own or acquire a controlling interest in, or manage a communications system which provides Telecommunications Services that are not Company Communications Services.

                  8.8   OTHER BUSINESS; DUTIES; ETC.

                  (a) Except as otherwise expressly set forth in this Agreement, the Members and any Person affiliated with any of the Members may engage in or possess an interest in other business ventures in which the Company is not a party, and may engage in any other activities, of every kind and description (whether or not competitive with the business of the Company or otherwise affecting the Company), independently or with others in which the Company is not a party, and shall owe no duty or liability to the Company, its Members or their Affiliates in connection therewith except as expressly set forth in this Agreement.

                  (b) To the extent that, at law or in equity, any Member or any Affiliate of a Member, or any director, officer, stockholder, employee, agent or representative of a Member or such Affiliate, would have duties (including fiduciary duties) and liabilities to the Company or the Members arising out of this Agreement that are different from or in addition to those expressly provided in this Agreement, all rights of the other Members arising out of such duties and liabilities are hereby waived and no such Person shall be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement.

                  (c) Notwithstanding any provision to the contrary in this Agreement, to the fullest extent permitted by law, each Representative shall be deemed the agent of the Member Group which appointed such Person a Representative, and such Representative shall not be deemed an agent or a sub-agent of the Company or the other Members or Member Groups and shall have no duty (fiduciary or otherwise) to the Company or the other Members or Member Groups.

                  8.9   CONFIDENTIALITY.

                  (a) Each Member shall, and shall cause each of its Affiliates, and each of its and their respective partners, members, managers, shareholders, directors, officers, employees and agents (collectively, "Agents") to keep secret and retain in strictest confidence and not use for any purpose except as contemplated by this Agreement any and all Confidential Information relating to the Company or any Member and shall not disclose such information, and shall cause its Agents not to disclose such information, to anyone except (x) such Member's Affiliates or Agents who have a need to know such information in connection with the matters contemplated by this Agreement and
(y) other Persons (such as lenders to the Company or a Member) who have a bona fide business reason for obtaining such information in connection with their dealings with the Company or such Member and who agree in writing to keep in confidence all Confidential Information in accordance with the terms of this Section. The obligations under this Section shall survive the termination of this Agreement for a period of three years (or, if earlier, as to any Person, three years following the date such Person ceases to be a Member). The foregoing provisions of this Section were negotiated in good faith by the parties hereto and the parties hereto agree that such provisions are reasonable and are not more restrictive than is necessary to protect the legitimate interests of the Members and the Company.

                  (b) The obligations set forth in paragraph (a) above shall be inoperative with respect to Confidential Information that (i) is or becomes generally available to the public other than as a result of disclosure by the receiving party or its Agents, (ii) was available to the receiving party on a non-confidential basis prior to its disclosure to the receiving party or (iii) becomes available to the receiving party or its agents, provided that such source is not known by the receiving party to be bound by a confidentiality agreement with the providing party or its Agents.

                  (c) To the fullest extent permitted by law, if a Member or any of its Affiliates or Agents breaches or threatens to commit a breach of this Section, the other Members and the Company shall have the right to have this Section specifically enforced by any court having jurisdiction, it being acknowledged and agreed that money damages will not provide an adequate remedy to such other Members or the Company. Nothing in this Section shall be construed to limit the right of any Member or the Company to collect money damages in the event of a breach of this Section; nor to limit the right of any Member to report the financial condition and results of operations of the Company to its shareholders, bondholders or to regulatory authorities to the extent required by law, regulation or the terms of existing instruments.

                  (d) Anything else in this Agreement or the Related Agreements notwithstanding, each Member shall have the right to disclose any information, including Confidential Information of the other Member or such other Member's Affiliates, in any filing with any regulatory agency, court or other governmental authority to the extent that the disclosing Member determines in good faith that it is required by law or regulation, provided that any such disclosure shall be as limited in scope as possible and shall only be made after giving the other Member as much notice as practicable of such required disclosure and an opportunity to contest such disclosure if possible.

                  8.10  CONVERSION TO CORPORATION.

                  (a) CONVERSION. The Company will be converted to a corporation (the "Corporation") in connection with an IPO if the Management Committee so determines or

(notwithstanding Section 7.3) if a Qualified Member Group so elects under
Section 9.10. The Members will cooperate to minimize any adverse tax consequences of such conversion.

                  (b) CONVERSION OF INTERESTS. Upon a conversion of the Company to a corporation, the Interests of the Qualified Members will be converted into Class B Common Shares of the Corporation entitling the holders thereof to ten votes per share. The Interests of other Members will be converted into Class A Common Shares of the Corporation entitling the holders thereof to one vote per share. The certificate of incorporation of the Corporation will provide that (i) Class B Common Shares that are Transferred to, or held by, Persons that are not Qualified Members will convert automatically into Class A Common Shares, (ii) Class B Common Shares will be convertible at any time at the option of the holder into Class A Common Shares and (iii) if permitted by the exchange on which shares of the Corporation are listed for trading, Class A Common Shares held by a Qualified Member will be convertible at any time at the option of the holder into Class B Common Shares.

                  (c) STOCKHOLDERS AGREEMENT. Upon a conversion of the Company to a corporation, the Members will enter into a stockholders agreement containing, to the extent then applicable, substantially the same terms as this Agreement, provided, that the stockholders agreement will provide for each Qualified Member to have registration rights that are substantially similar to the registration rights set forth in Article 4 to the Stockholder and Investor Rights Agreement, dated as of January 31, 2000, among DCC and the Persons listed on Schedule I thereto.

                  8.11  DISPUTE RESOLUTION.

                  (a) If a dispute arises out of or relating to this Agreement or the Related Agreements, or the transactions contemplated hereby or thereby, or the construction, interpretation, performance, breach, termination, enforceability or validity thereof, whether such claim is based on rights, privileges or interests recognized by or based upon contract, tort, fraud, misrepresentation, statute, common law or any other legal or equitable theory, and whether such claim existed prior to or arises on or after the date hereof (a "Dispute"), the dispute resolution processes set forth in this Section 8.11 shall govern the resolution of such dispute.

                  (b) If a Dispute cannot be resolved by the executives having primary managerial responsibility for the matter to which the Dispute pertains, the parties shall attempt in good faith to resolve such Dispute promptly by negotiation between executives who have authority to settle the Dispute and who are at the level of the executives who have negotiated this Agreement ("Senior Party Representatives").

                  (c) A party may provide any other party notice (a "Dispute Notice") of any Dispute that has not been resolved in the normal course of business. Within ten business days after delivery of the Dispute Notice, the receiving party shall submit to each other party a response (the "Response"). The Dispute Notice and the Response shall each include (a) a statement setting forth the position of the party providing such notice and a summary of arguments supporting such position, and (b) the name and title of such party's Senior Party Representative and any other Persons who will accompany the Senior Party Representative at the meeting at which the parties will attempt to settle the Dispute. Within 30 business days after delivery of the Dispute Notice, the Senior Party Representatives of the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All reasonable requests for information made by one party to another will be honored.

                  (d) If the Dispute has not been resolved within 50 business days after delivery of the Dispute Notice, or if the parties fail to meet within 30 business days after delivery of the Dispute Notice, any party may initiate arbitration of the Dispute as provided below. If no party initiates arbitration within 60 business days after delivery of the Dispute Notice, then the parties shall automatically be released from any and all liability for the Dispute.

                  (e) All negotiations pursuant to this section shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration. The parties agree that all communications and negotiations between the parties during the dispute resolution process, any settlements agreed upon during the dispute resolution process and any information regarding the other party obtained during the dispute resolution process (that are not already public knowledge) are confidential and may be disclosed only to employees and agents of the parties who shall have a "need to know" the information and who shall have been made aware of the confidentiality obligations set forth in this Section 8.11, unless the party is required by law to disclose such information.

                  (f) If the Dispute is not resolved as provided in paragraphs (b) through (d) above, then any party may initiate arbitration proceedings by providing each other party notice of such initiation of arbitration. The Dispute shall then be settled by arbitration in accordance with the CPR Non-Administered Arbitration Rules in effect on the date hereof, by a panel of three arbitrators. Each Party shall select one of the three arbitrators and the two arbitrators so chosen shall select the third arbitrator. The arbitrators shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be chosen by the three arbitrators. The arbitrators shall be empowered to award only damages that are recoverable under the provisions of Article 11, and each party hereby irrevocably waives any right to recover any other damages with respect to any Dispute. The arbitrators shall not order pre-hearing discovery of documents or the taking of depositions, although the arbitrators may compel the attendance of witnesses and the production of documents at the hearing to the extent permitted by the CPR Non-Administered Arbitration Rules.

                  (g) If a party does not provide a Dispute Notice within one year following the time the party first knows of the existence of the acts or omissions that give rise to the

Dispute, the party shall be forever estopped from asserting the Dispute against any other party.

                  (h) The reasonable out-of-pocket costs (including reasonable attorneys' fees and expenses) of the prevailing party and the fees of the arbitrators in any arbitration proceeding pursuant to this Section 8.11 shall be paid by the other party. The arbitrators shall determine which party is the prevailing party for purposes of this paragraph, and shall include such determination in their award. If the arbitrators determine that neither party is the prevailing party for purposes of this paragraph, then each party shall bear its own costs and expenses, including attorneys' fees and expenses, and the parties shall share equally the fees of the arbitrators.

                  (i) Notwithstanding the foregoing, nothing in this Agreement shall preclude the parties from seeking injunctive or other equitable relief from a court with regard to any breach of this Agreement or the Related Agreements.

                  8.12 DISQUALIFYING TRANSACTION. Upon a Disqualifying Transaction, AWS may terminate, with respect to all or any portion of the Territory, the obligations of AT&T and its Affiliates contained in Sections 8.1, 8.2, 8.5 and 8.6, in which event the Voting Interests then held by the AWS Member Group shall, subject to FCC approval if necessary, immediately and automatically cease to exist and, accordingly, the AWS Member Group shall no longer be entitled (x) to exercise governance rights with respect to the Company (including the right to appoint Representatives to the Management Committee) except as required by applicable law or (y) to receive information concerning the Company except for annual and quarterly financial statements pursuant to
Section 6.4. In such event, upon at least 90 days' written notice to AWS given within 90 days after termination by AWS of the obligations contained in Sections
8.1 and 8.2, the Company will have the right to terminate the Operating Agreement with respect to the same portion of the Territory.


                                    ARTICLE 9
                       TRANSFER RESTRICTIONS; EXIT RIGHTS;
                            CHANGE OF CONTROL OF DCC

         The provisions of Sections 9.1 through 9.4 shall apply to direct Transfers of Interests by the Members and Indirect Transfers of Interests by Persons (including Members) that beneficially own Equity Interests in the Members.

                  9.1   GENERAL RESTRICTIONS ON TRANSFERS.

                  (a) PRIOR TO THE THIRD ANNIVERSARY OF THE EFFECTIVE DATE. Prior to the third anniversary of the Effective Date, Members may not Transfer Voting Interests or Economic Interests except to other Qualified Members or members of their respective Affiliate Groups, nor shall Indirect Transfers of Interests be permitted except in accordance with the provisions of Section 9.4.

                  (b) AFTER THE THIRD ANNIVERSARY OF THE EFFECTIVE DATE. On and after the third anniversary of the Effective Date, Indirect Transfers of Interests shall not be permitted except in accordance with the provisions of
Section 9.4, and

                  (i) Members may not Transfer Voting Interests except to other Qualified Members or members of their respective Affiliate Groups. Any Transfer permitted by the preceding sentence shall not be subject to the right of first refusal set forth in Section 9.2 or the tag-along right set forth in Section 9.3.

                  (ii) Members of the AWS Member Group may Transfer in the aggregate up to 20% of the Economic Interests acquired by AWS Sub on the Effective Date to Persons that are not members of the AWS Affiliate Group or the DCC Affiliate Group. Members of the DCC Member Group may Transfer in the aggregate up to 20% of the Economic Interests acquired by DCC Sub on the Effective Date to Persons that are not members of the DCC Affiliate Group or the AWS Affiliate Group. Any Transfer permitted by the two preceding sentences shall not be subject to the right of first refusal set forth in Section 9.2, but shall be subject to the tag-along right set forth in Section 9.3.

                  (iii) If members of the AWS Member Group Transfer in the aggregate more than 20% of the Economic Interests acquired by AWS Sub on the Effective Date to Persons that are not members of the AWS Affiliate Group or the DCC Affiliate Group, or members of the DCC Member Group Transfer in the aggregate more than 20% of the Economic Interests acquired by DCC Sub on the Effective Date to Persons that are not members of the DCC Affiliate Group or the AWS Affiliate Group, the Voting Interests then held by the AWS Member Group or the DCC Member Group, as the case may be, shall immediately and automatically cease to exist and, accordingly, Members that are members of the AWS Member Group or the DCC Member Group, as the case may be, shall no longer be entitled (x) to exercise governance rights with respect to the Company (including the right to appoint Representatives to the Management Committee) except as required by applicable law or (y) to receive information concerning the Company except for annual and quarterly financial statements under Section 6.4. Any Transfer (or portion thereof) by a Member of any Member Group, after giving effect to which the 20% threshold described in the preceding sentence is crossed, and any subsequent Transfer by a Member of such Member Group, shall be subject to the right of first refusal set forth in Section 9.2 and the tag-along right set forth in Section 9.3.

                  (iv) Members may not Transfer Voting Interests or Economic Interests to a Prohibited Transferee except (after the IPO) pursuant to broadly distributed underwritten registered public offerings and Rule 144 under the Securities Act.

                  (c) OTHER ENCUMBRANCES ON INTERESTS. Notwithstanding anything to the contrary in this Agreement or the Act, a Member may not pledge, hypothecate or otherwise encumber all or any portion of its Interests.

                  9.2   RIGHT OF FIRST REFUSAL.

                  (a) NOTICE AND EXERCISE OF RIGHT. Subject to the limitations of Section 9.1(a), if

                  (i) members of a Member Group (the "Sellers") receive and wish to accept a written offer (the "Offer") from a bona fide third party (the "Offeror") to purchase some or all of their Economic Interests (the "Offered Interests"),

                  (ii) the consummation of such purchase would result (together with any prior Transfers) in the Member Group to which the Sellers belong ceasing to be a Qualified Member Group, or this Section 9.2 otherwise expressly applies pursuant to the terms of this Agreement, and

                  (iii) the other Member Group is a Qualified Member Group (it being understood that if the other Member Group is not then a Qualified Member Group, the Sellers shall not be obligated to comply with the provisions of this Section 9.2 or Section 9.3), then the Sellers shall give notice of such Offer (the "Offer Notice") to the members of the other Member Group (the "Buyers"), which notice shall identify the Offeror, enclose a copy of the Offer, and irrevocably offer to the Buyers the right to purchase (pro rata in accordance with their respective Interests unless the Buyers otherwise agree) the Offered Interests on the same economic terms and conditions as specified in the Offer (if they are the only assets being sold and are being sold for cash) or for cash at their Fair Market Value (if they are being Transferred in such transaction or series of related transactions with other assets or for consideration other than cash), provided, that the Buyers shall be entitled to pay for the Offered Interests with instruments of indebtedness to the extent the Offer contemplates the delivery of instruments of indebtedness. The Buyers may exercise their right to purchase the Offered Interests by notifying the Sellers in writing of their election to purchase within 21 days after the later of (x) delivery of the Offer Notice and
(y) any determination of Fair Market Value pursuant to Section 9.4(c) or otherwise.

                  (b) CLOSING OF PURCHASE. If the Buyers duly elect to purchase the Offered Interests, the closing of such purchase (the "RoFR Closing") shall take place on a date agreed to by the Sellers and the Buyers, but in no event later than 30 days following the exercise by the Buyers of their election to purchase; provided, that if governmental or regulatory approval is required for any Buyer to consummate its purchase and has not been obtained, the RoFR Closing with respect to such purchase may be deferred until such approval is obtained.

                  (c) REPRESENTATIONS AT CLOSING. At any RoFR Closing, the Sellers shall represent and warrant in writing to the Buyers only that the Sellers (i) are the sole beneficial and record owners of the Offered Interests and have good and marketable title thereto free and clear of all Liens (other than restrictions imposed pursuant to this Agreement) and (ii) have full power and authority to sell the Offered Interests without conflict with the terms of any law, order or material agreement or instrument binding upon them or their assets; and the Sellers shall deliver to the Buyers such customary instruments of assignment with respect to the Offered Interests as may be reasonably requested by the Buyers.

                  (d) SALE TO THIRD PARTY. If the Buyers fail to exercise their right to purchase the Offered Interests, the Sellers may accept the Offer and sell the Offered Interests to the Offeror; provided, that such sale shall be at the same price and on the same terms and conditions as specified in the Offer Notice and otherwise in accordance with Section 9.5. If such sale is not consummated within 90 days after the expiration of the applicable time periods specified in paragraph (b) above, such right to sell shall lapse and Transfers of the Offered Interests shall again be subject to the provisions of this Section 9.2.

                  (e) ASSUMPTION OF AGREEMENTS. At any closing with respect to a sale to a third party, the Offeror shall execute a counterpart to this Agreement and any Related Agreements to which the Sellers or their Affiliates are party and shall be bound by the provisions of and assume the obligations of the Sellers under all such Agreements, provided, that the Management Agreement shall not be assigned or assumed except in accordance with its terms. The Sellers and the Offeror shall execute such documents as the Buyers may reasonably request to evidence such assumption.

                  (f) PUBLIC SALES. Sales of Interests after the IPO pursuant to registered public offerings and Rule 144 under the Securities Act shall be subject to this Section 9.2.

                  9.3   TAG-ALONG RIGHT.

                  (a) NOTICE AND EXERCISE OF RIGHT. In lieu of exercising its rights under Section 9.2, or as otherwise expressly provided herein, the Buyers may, within 21 days after receipt of any Offer Notice, elect by notice to the Sellers to include their Economic Interests (the "Included Interests") in such sale on a pro rata basis with the Sellers. Any such sale of Included Interests shall be made on the same economic terms and conditions as specified in the Offer (if they are the only assets being sold and are being sold for cash) or for cash at their Fair Market Value (if they are being Transferred in such transaction or series of related transactions with other assets or for consideration other than cash), and the Sellers may not consummate their sale unless the sale of Included Interests (if any) by the Buyers is consummated simultaneously in accordance with the terms hereof. If the Buyers do not elect to participate in such sale, and such sale is not consummated within the applicable time periods specified in Section 9.2(d), the restrictions contained in this Section 9.3 shall again become effective, and Economic Interests may not be Transferred thereafter except in accordance with this Article 9.

                  (b) REPRESENTATIONS AT CLOSING. At the closing of any Transfer of Included Interests pursuant to this Section 9.3, (i) the participating Buyers shall not be required to make any representations and warranties with respect to the Company or the Business other than those that the Sellers make to the purchaser, nor shall the Buyers be required to make any non-compete, non-solicit or similar covenants in connection with such Transfer, and (ii) the participating Buyers shall deliver to the purchaser such customary instruments of assignment with respect to the Included Interests as may be reasonably requested by the purchaser.

                  (c) PUBLIC SALES. Sales of Interests after the IPO pursuant to registered public offerings and Rule 144 under the Securities Act shall not be subject to this Section 9.3.

                  9.4 INDIRECT TRANSFERS. Subject to Section 9.8, the provisions of Sections 9.1, 9.2, 9.3, 9.5, 9.6 and 9.7 (the "Specified Restrictions") shall apply to Indirect Transfers of Interests to the same extent that they apply to direct Transfers of Interests except as otherwise provided in this Section 9.4 or elsewhere in this Agreement.

                  (a) PERCENTAGE TRANSFERRED. A Transfer of any percentage of the Equity Interests in a member of any Affiliate Group shall be deemed to be a Transfer by the applicable Member Group of the same percentage of Economic Interests in the Company. For example, the Transfer of 30% of the capital stock of AWS Sub or DCC Sub shall be deemed to be the Transfer of 30% of the Economic Interests in the Company by the AWS Member Group or the DCC Member Group, respectively. Notwithstanding the foregoing, if at the time of any Indirect Transfer involving a member of any Affiliate Group, the percentage of the Equity Interests in such member being Transferred exceeds the percentage of Economic Interests in the Company then held by the applicable Member Group, such Indirect Transfer shall be deemed to be a Transfer by such Member Group of the percentage of Economic Interests in the Company then held by such Member Group. For example, the Transfer of 60% of the capital stock of AWS Sub or DCC Sub at a time when they each hold 50% of the Economic Interests in the Company shall be deemed to be a Transfer of 50% of the Economic Interests in the Company by the AWS Member Group or the DCC Member Group, respectively.

                  (b) INDIRECT TRANSFERS WITHIN AN AFFILIATE GROUP. The Specified Restrictions shall not apply to Transfers of Equity Interests in a member of any Affiliate Group if immediately after giving effect to such Transfer such Person remains a member of such Affiliate Group, unless such Transfer has substantially the same economic effect as a Transfer of Interests in the Company to a Person that is not a member of such Affiliate Group.

                  (c) INDIRECT TRANSFERS INVOLVING DCC. So long as the Interests in the Company beneficially owned by DCC do not account for 50% or more of the value of DCC, the Specified Restrictions shall not apply to Transfers of Equity Interests in DCC or any Parent of DCC; provided, that such Transfers are not designed to circumvent the transfer restrictions contained herein; and provided, further, that the Specified Restrictions shall apply, in accordance with Section 9.8, to any Transfer resulting in a Change of Control of DCC. Notwithstanding Section 9.1(c), DCCLP may pledge capital stock of DCC to secure indebtedness owing to Bank of America, N.A. under instruments of indebtedness in effect on the Effective Date, as such instruments may be amended or replaced from time to time.

                  (d) INDIRECT TRANSFERS INVOLVING AT&T. The Specified Restrictions shall not apply to (i) Transfers of Equity Interests in AWS, (ii) Transfers of Equity Interests in AT&T or (iii) Transfers of Equity Interests by any direct or indirect shareholder of AWS or AT&T; provided, that such Transfers are not designed to circumvent the transfer restrictions contained herein.

                  (e) INDIRECT TRANSFERS INVOLVING JWC. Notwithstanding anything in this Agreement to the contrary, the Specified Restrictions shall not apply to Transfers of Equity Interests in DCC by J.W. Childs Equity Partners, II, L.P. (and its affiliated funds and co-investors listed on Schedule 9.4).

                  9.5 SUBSTITUTED MEMBERS. Prior to any Transfer of Interests by a member of any Member Group, the transferor shall deliver to the members of the other Member Group a notice setting forth the identity of the transferee and (if applicable) stating that such transferee is a member of the transferor's Affiliate Group, and shall provide such other information as the members of the other Member Group may reasonably request in connection with such Transfer. The transferee shall be admitted as a Member upon execution of a counterpart to this Agreement evidencing its agreement to be bound hereby. Upon the admission of any such transferee as a Member, the transferring Member or Members shall be relieved of any obligation arising under this Agreement subsequent to such Transfer with respect to the Interests being transferred (provided that the transferee shall assume all such obligations), and if the transferring Member no longer holds any Interests, the transferring Member shall be relieved of its obligations arising under this Agreement to the extent provided in Section 12.12.

                  9.6 INVALID TRANSFERS VOID. Any purported Transfer of an Interest or any part thereof not in compliance with the provisions of this
Article 9 shall be void and of no force or effect and the transferring Member shall be liable to the other Members and the Company for all liabilities, obligations, damages, losses, costs and expenses (including but not limited to reasonable attorneys' fees and court costs) arising out of such noncomplying Transfer.

                  9.7 DETERMINATION OF FAIR MARKET VALUE. The Fair Market Value of Interests to be transferred or other property received pursuant to this Agreement shall be determined in the following manner:

                  For purposes of this Section 9.7, Sellers owning a majority of the applicable Offered Interests shall have the right to act on behalf of the Sellers. Within 15 days after the delivery of the notice requiring such determination, the Sellers and the Buyers shall attempt in good faith to agree on the Fair Market Value. If the Sellers and the Buyers fail within 15 days thereafter to agree thereon, each of the Sellers and the Buyers shall deliver a notice to the other appointing as its appraiser ("Appraiser") an independent accounting or investment banking firm of nationally recognized standing. The Sellers and Buyers by mutual agreement shall also appoint a third Appraiser. If after appointment of the two Appraisers, the Sellers and Buyers are unable to agree upon a third Appraiser, such appointment shall be made within fifteen days of the request by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the type of property then the subject of appraisal. The decisions of the three Appraisers so appointed and chosen shall be given within 30 days after the selection of such third Appraiser. If the determination of one Appraiser differs from the middle determination by more than twice the amount by which the other determination differs from the middle determination, then the determination of such Appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the parties;
         otherwise the average of all three determinations shall be binding and conclusive. The Sellers' obligation to provide an Offer Notice pursuant to Section 9.2(a) shall not be applicable until the date of delivery of such determination to the Buyers. The costs of conducting any Appraisal Procedure shall be borne as follows: (x) the costs of the Appraiser designated by the Sellers and other costs separately incurred by the Sellers shall be borne by the Sellers;
         (y) the costs of the Appraiser designated by the Buyers and other costs separately incurred by the Buyers shall be borne by the Buyers; and (z) the costs of the third Appraiser, if any, shall be shared equally by the Sellers and the Buyers.

                  9.8 CHANGE OF CONTROL OF DCC. Notwithstanding anything in this Agreement to the contrary:

                  (a) PROHIBITED TRANSFEREE, ETC. If there is a Change of Control of DCC in which a Prohibited Transferee (alone or as part of a "group" as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) or, prior to the second anniversary of the Effective Date, a Person that is not a Prohibited Transferee (alone or as part of a "group" as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) acquires control of DCC, and either the Company is a limited liability company and the AWS Member Group is a Qualified Member Group, or the Company has converted to a corporation and members of the AWS Affiliate Group retain in the aggregate capital stock in such corporation representing at least 50% of the Economic Interests that AWS Sub acquired on the Effective Date, then

                  (i)   If it does not elect to exercise its rights under
         Section 9.2 or 9.3, the AWS Member Group may initiate the Buy-Sell Procedure (except that the AWS Member Group shall have the right but not the obligation to require that DCC propose the cash purchase price for all of the Interests of the AWS Member Group) for 90 days after the second anniversary of the Effective Date,

                  (ii) from and after the effective date of such Change of Control of DCC, the DCC Member Group shall lose the right to appoint one of its two Representatives to the Management Committee (and such Representative shall forthwith resign or be deemed removed as such) and the AWS Member Group shall thereupon have the right to appoint three of the four Representatives, and

                  (iii) from and after the effective date of such Change of Control of DCC, subject to Section 9.1(b)(iii), the Significant Matters that the DCC Member Group will have the right to approve shall be those set forth on Exhibit A.

                  (b) STATUS OF CONTROL PERSON. Except as otherwise provided in this Section 9.8, any Person referred to in paragraph (a) above that acquires control of DCC shall be treated as the Dobson Group for all purposes of this Agreement, and if the DCC Member Group was a Qualified Member Group immediately prior to the time of the Change of Control of DCC, and for so long thereafter as it qualifies as such hereunder, it shall also be considered a Qualified Member Group immediately after the Change of Control.

                  9.9   BUY-SELL PROCEDURE.

                  (a) AFTER THE FIFTH ANNIVERSARY OF THE EFFECTIVE DATE. After the fifth anniversary of the Effective Date, whether or not an IPO has occurred, a Member Group may initiate a buy-sell procedure (the "Buy-Sell Procedure") by giving the other Member Group a notice referring to this Section 9.9(a) (the "Section 9.9(a) Notice"), which notice shall specify a cash purchase price per Interest or per share, as applicable, for all of the Interests in the Company then held by the other Member Group, and contain an irrevocable offer to purchase such Interests, and to sell all of the Interests in the Company then held by the initiating Member Group, at such price. The non-initiating Member Group may exercise its right to purchase or sell by notifying the initiating Member Group of its election within 90 days after delivery of the Section 9.9(a) Notice; provided, that the DCC Member Group may not initiate the Buy-Sell Procedure, or elect to buy in the event that the AWS Member Group initiates the Buy-Sell Procedure, without concurrently providing to the AWS Member Group a firm commitment, including a "material adverse change" condition (which may include a condition relating to disruption of the financial markets), reasonably acceptable to the AWS Member Group, from a financial institution reasonably acceptable to the AWS Member Group, to underwrite the purchase price. The closing of any such purchase and sale will occur within 90 days after the end of such 90-day period, subject to extension for obtaining by Final Order any regulatory approvals.

                  (b) IN CONNECTION WITH OVERLAP IN SERVICE COVERAGE. The AWS Member Group may initiate the Buy-Sell Procedure at any time if (x) the Company is then offering, in service areas covering 15% or more of the Company's Pops, Company Communications Services that are not Mobile Wireless Services and (y) AWS or its Affiliates are then offering, or have a good faith intention to begin offering and have taken material steps towards offering, in such service areas, Telecommunications Services that could reasonably be considered by subscribers to be equivalent to, or a substitute for, such Company Communications Services that are not Mobile Wireless Services. Such right will be exercisable by giving the DCC Member Group a notice referring to this Section 9.9(b) (the "Section 9.9(b) Notice") and signed by a senior executive officer of AWS, which notice shall (x) describe in reasonable detail the competing services that AWS or its Affiliates are then offering or intending in good faith to offer and the steps they have taken towards offering such services, (y) specify a cash purchase price per Interest or per share, as applicable, for all of the Interests in the Company then held by the DCC Member Group, and (z) contain an irrevocable offer to purchase such Interests, and to sell all of the Interests in the Company then held by the AWS Member Group, at such price. The DCC Member Group may exercise its right to purchase or sell by notifying the AWS Member Group of its election within 90 days after delivery of the Section 9.9(b) Notice; provided, that the DCC Member Group may not elect to purchase without concurrently providing to the AWS Member Group a firm commitment, including a "material adverse change" condition (which may include a condition relating to disruption of the financial markets), reasonably acceptable to the AWS Member Group, from a financial institution reasonably acceptable to the AWS Member Group, to underwrite the purchase price. The closing of any such purchase and sale will occur within 90 days after the end of such 90-day period, subject to extension for regulatory approvals.

                  (c) IN THE EVENT OF CHANGE OF CONTROL OF DCC. If, in connection with a Change of Control of DCC, the AWS Member Group does not elect to exercise its right to initiate the Buy-Sell Procedure pursuant to Section 9.8(a)(i), if applicable, or its right of first refusal or tag-along right under
Section 9.2 or 9.3, then, at any time during the 90-day period beginning on the later of the second anniversary of the Effective Date and 90 days following the expiration of the last of such rights, the DCC Member Group will have the right to initiate the Buy-Sell Procedure by giving the AWS Member Group a notice referring to this Section 9.9(c) (the "Section 9.9(c) Notice"), which notice shall specify a cash purchase price per Interest or per share, as applicable, for all of the Equity Interests in the Company then held by the AWS Member Group, and contain an irrevocable offer to purchase such Equity Interests, and to sell all of the Equity Interests in the Company then held by the DCC Member Group, at such price; provided, that the DCC Member Group may not initiate the Buy-Sell Procedure without concurrently providing to AWS Member Group a firm commitment, including a "material adverse change" condition (which may include a condition relating to disruption of the financial markets), reasonably acceptable to the AWS Member Group, from a financial institution reasonably acceptable to the AWS Member Group, to underwrite the purchase price. The AWS Member Group may exercise its right to purchase or sell by notifying the DCC Member Group of its election within 90 days after delivery of the Section 9.9(c) Notice. The closing of any such purchase and sale will occur within 90 days after the end of such 90-day period, subject to extension for regulatory approvals.

                  (d) REPRESENTATIONS AT CLOSING. At the closing of any purchase and sale pursuant to the Buy-Sell Procedure, the selling Member Group shall represent and warrant in writing to the non-selling Member Group that the selling Members (i) are the sole beneficial and record owners of the Interests being sold and have good and marketable title thereto free and clear of all Liens (other than restrictions imposed pursuant to this Agreement) and (ii) have full power and authority to sell the Interests being sold without conflict with the terms of any law, order or material agreement or instrument binding upon them or their assets; and the selling Members shall deliver to the non-selling Member Group such customary instruments of assignment with respect to the Interests being sold as may be reasonably requested by the non-selling Member Group.

                  (e) TERMINATION OF AGREEMENT. Upon the consummation of a purchase and sale transaction pursuant to the Buy-Sell Procedure, the Management Agreement and the agreements set forth in Sections 8.1, 8.2, 8.5 and 8.6 will terminate immediately, and the Operating Agreement will terminate on the later of (a) the tenth anniversary of the Effective Date and (b) the second anniversary of the consummation of such purchase and sale transaction.

                  9.10 IPO DEMAND. After the fifth anniversary of the Effective Date, any Qualified Member Group may by notice to the Company and the other Qualified Member Group (if any) elect (the "Section 9.10 Election") to require the Company to convert to a corporation in accordance with Section 8.10 and to effect an IPO of not less than 10% nor more than 20% of the Corporation's Class A Common Stock, underwritten by an underwriter selected by the Management Committee, and otherwise conducted in accordance with the registration procedures referred to in Section 8.10(c); provided, that the non-electing Qualified Member Group (if any) may (i) defer the Section 9.10 Election for up to 180 days on one occasion during any 12-month period and (ii) preempt the
Section 9.10 Election by initiating the Buy-Sell Procedure within 30 days after such Election is made, provided, that the DCC Member Group may not initiate the Buy-Sell Procedure, or elect to buy in the event that the AWS Member Group initiates the Buy-Sell Procedure, without concurrently providing to AWS Member Group a firm commitment, including a "material adverse change" condition (which may include a condition relating to disruption of the financial markets), reasonably acceptable to AWS Member Group, from a financial institution reasonably acceptable to AWS Member Group, to underwrite the purchase price.

                                   ARTICLE 10
                           DISSOLUTION AND TERMINATION

                  10.1 NO WITHDRAWAL. Except as expressly provided in this Agreement or as otherwise provided by law, no Member shall have the right, and each Member hereby agrees not, to dissolve, terminate or liquidate the Company, or to resign or withdraw as a Member.

                  10.2 DISSOLUTION. The Company shall be dissolved upon the written determination of the Management Committee to dissolve the Company, but only on the effective date of dissolution specified by the Management Committee in such determination.

                  10.3  PROCEDURES UPON DISSOLUTION.

                  (a) GENERAL. In the event the Company dissolves it shall commence winding up pursuant to the appropriate provisions of the Act and the procedures set forth in this Section 10.3. Notwithstanding the dissolution of the Company, until the winding up of the Company's affairs is completed, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement.

                  (b) CONTROL OF WINDING UP. The winding up of the Company shall be conducted under the direction of the Management Committee or such other Person as may be designated by a court of competent jurisdiction (herein sometimes referred to as the "Liquidator"); provided that any Member whose breach of this Agreement shall have caused the dissolution of the Company (and the Representatives appointed by such Member) shall not participate in the control of the winding up of the Company; and provided further, that if the dissolution is caused by entry of a decree of judicial dissolution, the winding up shall be carried out in accordance with such decree.

                  (c) MANNER OF WINDING UP. The Company shall engage in no further business following dissolution other than that necessary for the orderly winding up of business and distribution of assets. The Company's maintenance of offices shall not be deemed a continuation of business for purposes of this
Section 10.3. Upon dissolution of the Company, the Liquidator shall, subject to paragraph (a) above, first attempt to distribute assets in kind if it can obtain the consent of each of the Members and, to the extent necessary, the creditors of the Company. If such consent is not obtained, the Liquidator shall sell the Company or all the Company's property in such manner and on such terms as it deems fit, consistent with its fiduciary responsibility and having due regard to the activity and condition of the relevant market and general financial and economic conditions. Each Member shall share Profits, Losses and other items after the dissolution of the Company and during the period of winding up in the same manner as described in Article 4.

                  (d) APPLICATION OF ASSETS. Upon dissolution of the Company, the Company's assets (which shall, after the sale or sales referenced in paragraph (c) above, consist of the proceeds thereof) shall be applied as follows:

                  (i) CREDITORS. To creditors, including Members and Representatives who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the reasonable provision for the payment thereof). Any reserves set up by the Liquidator may be paid over by the Liquidator to an escrow agent or trustee, to be held in escrow or trust for the purpose of paying any such contingent or unforeseen liabilities or obligations, and, at the expiration of such period as the Liquidator may deem advisable, such reserves shall be distributed to the Members or their assigns in the manner set forth in paragraph (ii) below.

                  (ii) MEMBERS. By the end of the taxable year in which the liquidation occurs (or, if later, within 90 days after the date of such liquidation), to the Members in proportion to the positive balances of their respective Capital Accounts, as determined after taking into account all Capital Account adjustments for the taxable year during which the liquidation occurs (other than those made pursuant to this paragraph).

                  10.4 TERMINATION. Upon completion of the winding up of the Company and the distribution of all Company assets, the Company's affairs shall terminate and the Members shall cause to be executed and filed any and all documents required by the Act to effect the termination of the Company.

                                   ARTICLE 11
                         EXCULPATION AND INDEMNIFICATION

                  11.1  NO PERSONAL LIABILITY.

                  (a) Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Indemnified Person (as defined in paragraph (b) below) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being an Indemnified Person.

                  (b) No Representative, Member or its Affiliates, or any of their respective shareholders, directors, officers, employees, agents, members, managers, or partners (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Company or to any other Indemnified Person for any act or omission performed or omitted by an Indemnified Person in connection with the transactions contemplated hereby, whether for mistake of judgment or negligence or other action or inaction, unless such action or omission constitutes willful misconduct, gross negligence or bad faith. Each Indemnified Person may consult with counsel, accountants and other experts in respect of the affairs of the Company and such Indemnified Person shall be fully protected and justified in any action or inaction which is taken in good faith in accordance with the advice or opinion of such counsel, accountants or other experts, provided that they shall have been selected with reasonable care.

                  11.2 INDEMNIFICATION BY COMPANY. To the maximum extent permitted by applicable law, the Company shall protect, indemnify, defend and hold harmless each Indemnified Person for any acts or omissions performed or omitted by an Indemnified Person (in its capacity as such) unless such action or omission constituted willful misconduct, gross negligence or bad faith. The indemnification authorized under this Section shall include payment on demand (with appropriate evidence of the amounts claimed) of reasonable attorneys' fees and other expenses incurred in connection with, or in settlement of, any legal proceedings between the Indemnified Person and a third party and the removal of any Liens affecting any property of the Indemnified Person. Such indemnification rights shall be in addition to any and all rights, remedies and recourse to which any Indemnified Person shall be entitled, whether or not pursuant to the provisions of this Agreement, at law or in equity. The indemnities provided for in this Section 11.2 shall be recoverable only from the assets of the Company, and there shall be no recourse to any Member or other Person for the payment of such indemnities.

                  11.3  NOTICE AND DEFENSE OF CLAIMS.

                  (a) NOTICE OF CLAIM. If any action, claim or proceeding ("Claim") shall be brought or asserted against any Indemnified Person in respect of which indemnity may be sought from the Company under Section 11.2, the Indemnified Person shall give prompt written notice of such Claim to the Company, which may assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all of such counsel's fees and expenses; provided that any delay or failure to so notify the Company shall relieve the Company of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. Any such notice shall refer to Section 11.2 and describe in reasonable detail the facts and circumstances of the Claim being asserted.

                  (b) DEFENSE BY THE COMPANY. In the event that the Company undertakes the defense of the Claim, the Company will keep the Indemnified Person advised as to all material developments in connection with any Claim, including, but not limited to, promptly furnishing the Indemnified Person with copies of all material documents filed or served in connection therewith. The Indemnified Person shall have the right to employ one separate firm per jurisdiction with respect to any of the foregoing Claims and to participate in the defense thereof, but the fees and expenses of such firm shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Company are named as parties and representation by the same counsel is inappropriate due to actual differing interests between them; provided that under no circumstances shall the Company be liable for the fees and expenses of more than one law firm per jurisdiction in any of the foregoing Claims for the Indemnified Persons, taken collectively and not separately. The Company may, without the Indemnified Person's consent, settle or compromise any Claim or consent to the entry of any judgment if such settlement, compromise or judgment involves only the payment of money damages by the Company (which payment is made or adequately provided for at the time of such settlement, compromise or judgment) or provides for the unconditional release by the claimant or plaintiff of the Indemnified Person and its Affiliates from all liability in respect of such Claim and does not impose injunctive relief against any of them. The Indemnified Person shall provide reasonable assistance to the Company in the defense of the Claim. As between the Company, on the one hand, and the Indemnified Persons, on the other hand, any matter that is not agreed to unanimously by the Indemnified Persons shall be determined by the Indemnified Person that is a party to this Agreement.

                  (c) DEFENSE BY THE INDEMNIFIED PERSON. In the event that the Company, within 20 business days after receiving written notice of any such Claim, fails to assume the defense thereof, the Indemnified Person shall have the right, subject to the right of the Company thereafter to assume such defense pursuant to the provisions of this Article 11, to undertake the defense, compromise or settlement of such Claim for the account of the Company.

                  (d) ADVANCEMENT OF EXPENSES. Unless the Indemnifying Party shall have assumed the defense of any Claim pursuant to paragraph (b) above, the Company shall advance to the Indemnified Person any of its reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such Claim. Each Indemnified Person shall agree in writing prior to any such advancement, that in the event he or it receives any such advance, such Indemnified Person shall reimburse the Company for such fees, costs, and expenses to the extent that it shall be determined that he or it was not entitled to indemnification under this Article 11.

                  (e) CONTRIBUTION. Notwithstanding any of the foregoing to the contrary, the provisions of this Article 11 shall not be construed so as to provide for the indemnification of any Indemnified Person for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or to the extent such liability may not be waived, modified, or limited under applicable law, but shall be construed so as to effectuate the provisions of this Article 11 to the fullest extent permitted by law; provided, that if and to the extent that the Company's indemnification obligation under this Article 11 is unenforceable for any reason, the Company hereby agrees to make the maximum contribution permissible under applicable law to the payment and satisfaction of the losses of the Indemnified Person, except to the extent such losses are found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the Indemnified Person's gross negligence or willful misconduct.


                                   ARTICLE 12
                                  MISCELLANEOUS

                  12.1 ENTIRE AGREEMENT. This Agreement and the Related Agreements, together with any schedules and exhibits hereto and thereto, contain the entire agreement and understanding of the Members relating to the subject matter hereof and supersede all prior negotiations, proposals, offers, agreements and understandings (written or oral) relating to such subject matter, including the letter agreement and term sheet attached thereto dated October 5, 1999 among AWS, DCC and DCCLP.

                  12.2 AMENDMENT; WAIVER. Neither this Agreement nor any provision hereof may be amended or modified except in a writing signed by each of the Qualified Members; PROVIDED, that any amendment or modification that adversely affects a non-Qualified Member shall require the consent of such Member. No failure or delay of any Member in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce any such right or power, preclude any other further exercise thereof or the exercise of any other right or power. No waiver by any Member of any departure by any other Member from any provision of this Agreement shall be effective unless the same shall be in a writing signed by the Member against which enforcement of such waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice or similar communication by any Member to another shall entitle such other Member to any other or further notice or similar communication in similar or other circumstances, except as specifically provided herein.

                  12.3 SPECIFIC PERFORMANCE. The Members acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any Member may, in its sole discretion, in an arbitration or a court of competent jurisdiction, to the extent permitted hereunder, apply for specific performance or injunctive or other relief as such arbitration or court may deem just and proper in order to enforce this Agreement or to prevent violation hereof and, to the extent permitted by applicable law, each Member waives any objection to the imposition of such relief.

                  12.4 REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall, unless otherwise specifically provided herein, be cumulative and not alternative, and the exercise or beginning of the exercise of any right, power or remedy thereof by a Member shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Member.

                  12.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Members and their respective successors and permitted assigns. No Member may assign its rights or delegate its duties under this Agreement without the written consent of the other Members except to the extent expressly provided in this Agreement.

                  12.6 NO THIRD PARTY BENEFICIARIES. This Agreement is entered into solely for the benefit of the Members and no Person other than the Members, their respective successors and permitted assigns, their Affiliates to the extent expressly provided herein, and (to the extent provided in Article 11) the Persons entitled to indemnification pursuant to Article 11, may exercise any right or enforce any obligation hereunder.

                  12.7 FURTHER ASSURANCES. Each Member will execute and deliver such further documents and take such further actions as any other Member may reasonably request consistent with the provisions hereof in order to effect the intent and purposes of this Agreement.

                  12.8 NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made (i) upon delivery if delivered personally (by courier service or otherwise) or (ii) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown on the journal produced by the facsimile machine used for such transmission), and all legal process with regard hereto shall be validly served when served in accordance with applicable law, in each case to the applicable addresses set forth below (or such other address as the recipient may specify in accordance with this Section):

                  If to a Member or Representative of the DCC Member Group, to such Member or Representative:

                  c/o Dobson Communications Corporation
                  13439 North Broadway Extension
                  Oklahoma City, OK 73114
                  Attn: General Counsel
                  Fax:  (405) 529-8765
with a copy to:

                  Edwards & Angell, LLP
                  2800 BankBoston Plaza
                  Providence, RI 02903
                  Attn: David K. Duffell
                  Fax:  (401) 276-6611

                  If to a Member or Representative of the AWS Member Group, to such Member or Representative:

                  c/o AT&T Wireless Services, Inc.
                  7277 164th Avenue, NE
                  Redmond, WA 98052
                  Attn: William W. Hague
                  Fax:  (425) 580-8405

with a copy to:

                  AT&T Wireless Services, Inc.
                  7277 164th Avenue, NE
                  Redmond, WA 98052
                  Attn: General Counsel
                  Fax:  (425) 580-8333

If to any other Member, to the address of such Person for notices set forth in the records of the Company.

                  12.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law.

                  12.10 SEVERABILITY. If any term of this Agreement or the application thereof to any Member or any circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other Members or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, so long as the economic and legal substance of this Agreement and the actions contemplated hereby is not affected in any manner adverse to any Member.

                  12.11 INDEPENDENT CONTRACTORS. The Members are independent contractors, and this Agreement does not create a partnership or agency relationship between the Members, or any other relationship between the Members except as expressly set forth herein. No Member shall have any right or authority to assume, create or incur any liability or obligation, express or implied, in the name or on behalf of any other Member.

                  12.12 DISPOSITION OF INTERESTS. Upon the sale or other disposition by a Person of all its Interests in the Company, following which such Person and Affiliate thereof is no longer a Member of the Company, this Agreement shall terminate as to such Member and its Affiliates except as provided in Section 12.13.

                  12.13 SURVIVAL OF RIGHTS AND DUTIES. Termination of this Agreement for any reason shall not relieve any Member of any liability which at the time of termination has already accrued to such Member or which thereafter may accrue in respect of any act or omission prior to such termination, nor shall any such termination affect in any way the other Related Agreements or the survival of any right, duty or obligation of any Member which is expressly stated elsewhere in this Agreement to survive termination hereof. Sections 8.3,
8.9 and 8.11 and Articles 11 and 12 shall survive any termination of this Agreement, including any termination pursuant to Section 12.12 in connection with the consummation of a purchase and sale transaction pursuant to the Buy-Sell Procedure.

                  12.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

                  12.15 CONSTRUCTION. Each of the parties hereto acknowledges that it has reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. The captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require. Unless otherwise specified, (a) the terms "hereof," "herein" and similar terms refer to this Agreement as a whole, (b) references herein to Articles or Sections refer to articles or sections of this Agreement and (c) the word "including" connotes the words "including without limitation" unless the context requires otherwise.

                  12.16 NO RIGHT TO PARTITION. No Member shall have the right to bring an action for partition against the Company. Each of the Members hereby irrevocably waives any and all rights which it may have to maintain an action to partition Company property or to compel any sale or transfer thereof.

                  12.17 DE FACTO AND DE JURE TRANSFERS OF CONTROL. Notwithstanding anything to the contrary contained herein, to the extent that, by reason of any action taken or proposed to be taken, by or on behalf of a Member or any Member Group (including any actions taken in accordance with the provisions of Articles 7, 8, or 9 of this Agreement), there would be a de jure or de facto transfer of control of the Company, (a) if such transfer of control requires prior notice to, or the prior approval of, the FCC, then no such action shall be taken unless and until the FCC has approved such transfer of control, and in such case, the Member proposing to take (or whose Member Group is proposing to take) such action shall be responsible for assuring that all required notifications or applications to the FCC have been filed, and all required consents from the FCC have been obtained, before such transfer of control is made; and (b) if such transfer of control requires notification to the FCC after it has occurred, the Member taking such action
(or whose Member Group has taken such action) shall be responsible for assuring that all required notifications to the FCC have been filed. In any such event, the responsible Member shall assure that all required applications and/or notifications are timely filed and are accurate and complete in all material respects, and such Member shall execute and file any such applications or notifications on behalf of the Company.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       AT&T WIRELESS SERVICES JV CO.


                                       By: /s/ Don Adams
                                          ----------------------------------
                                          Name: Don Adams
                                          Title: Vice President


                                       DOBSON JV COMPANY


                                       By: /s/ Bruce R. Knooihuizen
                                          ----------------------------------
                                          Name: Bruce R. Knooihuizen
                                          Title: V.P. and Chief Financial
                                                 Officer


Agreed and accepted with respect
to Sections 8.1, 8.2, 8.3 and 8.4 only:

AT&T CORP.



By: /s/ Gregory P. Landis
   ----------------------------------
   Name: Gregory P. Landis
   Title: Vice President

                                TABLE OF CONTENTS
                                -----------------
                                                                                                              Page
                                                                                                              ----

ARTICLE 1 DEFINITIONS............................................................................................1

ARTICLE 2 ORGANIZATION..........................................................................................17
     2.1      Name..............................................................................................17
     2.2      Principal Place of Business.......................................................................17
     2.3      Registered Office; Registered Agent...............................................................18
     2.4      Term..............................................................................................18
     2.5      Purpose and Powers................................................................................18
     2.6      Filings...........................................................................................18
     2.7      Sole Agreement....................................................................................18

ARTICLE 3 CAPITALIZATION........................................................................................18
     3.1      Capital Accounts..................................................................................18
     3.2      Capital Contributions.............................................................................20
     3.3      No Withdrawals....................................................................................21

ARTICLE 4 PROFITS AND LOSSES....................................................................................21
     4.1      Profits...........................................................................................21
     4.2      Limitation on Losses..............................................................................21
     4.3      Special Allocations...............................................................................21
     4.4      Curative Allocations..............................................................................22
     4.5      Allocation of Credits.............................................................................23
     4.6      Tax Allocations...................................................................................24
     4.7      Change in Member's Interests......................................................................25

ARTICLE 5 DISTRIBUTIONS.........................................................................................25
     5.1      Distributable Cash................................................................................25
     5.2      Liquidating Distributions.........................................................................25

ARTICLE 6 ACCOUNTING AND RECORDS................................................................................25
     6.1      Fiscal Year.......................................................................................26
     6.2      Method of Accounting..............................................................................26
     6.3      Books and Records; Inspection.....................................................................26
     6.4      Financial.........................................................................................26
     6.5      Taxation..........................................................................................27

ARTICLE 7 MANAGEMENT............................................................................................31
     7.1      Management........................................................................................31
     7.2      Meetings of Management Committee..................................................................32
     7.3      Actions by Management Committee...................................................................33

ARTICLE 8 OPERATING AGREEMENTS AND OTHER COVENANTS..............................................................34
     8.1      Limited Exclusivity...............................................................................34
     8.2      Roaming Preference................................................................................35
     8.3      Resale and Agency Agreements......................................................................36
     8.4      Long Distance.....................................................................................37


                                                          i


     8.5      Equipment Discounts...............................................................................37
     8.6      Roaming Agreements................................................................................37
     8.7      Certain Restrictions..............................................................................38
     8.8      Other Business; Duties; Etc.......................................................................38
     8.9      Confidentiality...................................................................................38
     8.10     Conversion to Corporation.........................................................................39
     8.11     Dispute Resolution................................................................................40
     8.12     Disqualifying Transaction.........................................................................42

ARTICLE 9 TRANSFER RESTRICTIONS; EXIT RIGHTS; CHANGE OF CONTROL OF DCC..........................................42
     9.1      General Restrictions on Transfers.................................................................42
     9.2      Right of First Refusal............................................................................44
     9.3      Tag-Along Right...................................................................................45
     9.4      Indirect Transfers................................................................................46
     9.5      Substituted.......................................................................................47
     9.6      Invalid Transfers Void............................................................................47
     9.7      Determination of Fair Market Value................................................................47
     9.8      Change of Control of DCC..........................................................................48
     9.9      Buy-Sell Procedure................................................................................49
     9.10     IPO...............................................................................................51

ARTICLE 10 DISSOLUTION AND TERMINATION..........................................................................51
     10.1     No Withdrawal.....................................................................................51
     10.2     Dissolution.......................................................................................51
     10.3     Procedures Upon Dissolution.......................................................................51
     10.4     Termination.......................................................................................52

ARTICLE 11 EXCULPATION AND INDEMNIFICATION......................................................................53
     11.1     No Personal Liability.............................................................................53
     11.2     Indemnification by Company........................................................................53
     11.3     Notice and Defense of Claims......................................................................53

ARTICLE 12 MISCELLANEOUS........................................................................................55
     12.1     Entire Agreement..................................................................................55
     12.2     Amendment; Waiver.................................................................................55
     12.3     Specific Performance..............................................................................56
     12.4     Remedies Cumulative...............................................................................56
     12.5     Successors and Assigns............................................................................56
     12.6     No Third Party Beneficiaries......................................................................56
     12.7     Further Assurances................................................................................56
     12.8     Notices...........................................................................................56
     12.9     Governing Law.....................................................................................57
     12.10    Severability......................................................................................57
     12.11    Independent Contractors...........................................................................57
     12.12    Disposition of Interests..........................................................................58
     12.13    Survival of Rights and Duties.....................................................................58
     12.15    Construction......................................................................................58


                                                        ii


     12.16    No Right to Partition.............................................................................58
     12.17    De Facto and De Jure Transfers of Control.........................................................59


                                SCHEDULES AND EXHIBITS
                                ----------------------

Schedule I           --     Core Service Features
Schedule II          --     Dobson Group
Schedule III         --     Territory
Schedule 8.1(a)(iv)  --     Tritel Licenses
Schedule 8.1(a)(v)   --     AT&T Licenses
Schedule 9.4         --     JWC Investors

Exhibit A            --     Significant Matters














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